Exhibit 99.1
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                                 LOAN AGREEMENT


                            Dated as of July 20, 2005



                                     Between


                     BEHRINGER HARVARD WESTERN PORTFOLIO LP,
                                   as Borrower


                                       and


                           JPMORGAN CHASE BANK, N.A.,
                                    as Lender




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                                        TABLE OF CONTENTS

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I.    DEFINITIONS; PRINCIPLES OF CONSTRUCTION
        SECTION 1.1   DEFINITIONS..............................................................1
        SECTION 1.2   PRINCIPLES OF CONSTRUCTION..............................................23

II.   GENERAL TERMS
        SECTION 2.1   LOAN COMMITMENT; DISBURSEMENT TO BORROWER...............................23
        SECTION 2.2   INTEREST RATE...........................................................23
        SECTION 2.3   LOAN PAYMENT............................................................24
        SECTION 2.4   PREPAYMENTS.............................................................25
        SECTION 2.5   DEFEASANCE..............................................................26
        SECTION 2.6   RELEASE OF PROPERTY.....................................................28

III.  CONDITIONS PRECEDENT
        SECTION 3.1   CONDITIONS PRECEDENT TO CLOSING.........................................32

IV.   REPRESENTATIONS AND WARRANTIES
        SECTION 4.1   BORROWER REPRESENTATIONS................................................36
        SECTION 4.2   SURVIVAL OF REPRESENTATIONS.............................................44

V.    BORROWER COVENANTS
        SECTION 5.1   AFFIRMATIVE COVENANTS...................................................44
        SECTION 5.2   NEGATIVE COVENANTS......................................................54

VI.   INSURANCE; CASUALTY; CONDEMNATION; REQUIRED REPAIRS
        SECTION 6.1   INSURANCE...............................................................60
        SECTION 6.2   CASUALTY................................................................64
        SECTION 6.3   CONDEMNATION............................................................64
        SECTION 6.4   RESTORATION.............................................................64

VII.  RESERVE FUNDS
        SECTION 7.1   REQUIRED REPAIRS........................................................69
        SECTION 7.2   TAX AND INSURANCE ESCROW FUND...........................................69
        SECTION 7.3   REPLACEMENTS AND REPLACEMENT RESERVE....................................70
        SECTION 7.4   ROLLOVER RESERVE........................................................75
        SECTION 7.5   RESERVE FUNDS, GENERALLY......................ERROR! BOOKMARK NOT DEFINED.

VIII. DEFAULTS
        SECTION 8.1   EVENT OF DEFAULT........................................................78
        SECTION 8.2   REMEDIES................................................................80
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         SECTION 8.3  REMEDIES CUMULATIVE; WAIVERS.............................................81

IX.   SPECIAL PROVISIONS
        SECTION 9.1   SECURITIZATION...........................................................81
        SECTION 9.2   SECURITIZATION INDEMNIFICATION.................ERROR! BOOKMARK NOT DEFINED.
        SECTION 9.3   EXCULPATION..............................................................84
        SECTION 9.4   MATTERS CONCERNING PROPERTY MANAGER......................................85
        SECTION 9.5   SERVICER.................................................................86

X.    MISCELLANEOUS
        SECTION 10.1  SURVIVAL.................................................................86
        SECTION 10.2  LENDER'S DISCRETION......................................................86
        SECTION 10.3  GOVERNING LAW............................................................86
        SECTION 10.4  MODIFICATION, WAIVER IN WRITING..........................................88
        SECTION 10.5  DELAY NOT A WAIVER.......................................................88
        SECTION 10.6  NOTICES..................................................................88
        SECTION 10.7  TRIAL BY JURY............................................................89
        SECTION 10.8  HEADINGS.................................................................89
        SECTION 10.9  SEVERABILITY.............................................................89
        SECTION 10.10 PREFERENCES..............................................................89
        SECTION 10.11 WAIVER OF NOTICE.........................................................90
        SECTION 10.12 REMEDIES OF BORROWER.....................................................90
        SECTION 10.13 EXPENSES; INDEMNITY......................................................90
        SECTION 10.14 SCHEDULES INCORPORATED...................................................91
        SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES......................................91
        SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES............91
        SECTION 10.17 PUBLICITY................................................................92
        SECTION 10.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING .OF ASSETS.92
        SECTION 10.19 WAIVER OF COUNTERCLAIM...................................................93
        SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE............................93
        SECTION 10.21 BROKERS AND FINANCIAL ADVISORS...........................................93
        SECTION 10.22 PRIOR AGREEMENTS.........................................................93
        SECTION 10.23 JOINT AND SEVERAL LIABILITY..............................................94


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                                    SCHEDULES

Schedule I     -   Properties - Allocated Loan Amounts

Schedule II    -   Rent Roll

Schedule III   -   Required Repairs - Deadlines for Completion

Schedule IV    -   Organizational Chart of Borrower

Schedule V     -   Exceptions to Representations







                                     -iii-

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                                 LOAN AGREEMENT


        THIS LOAN AGREEMENT, dated as of this 20th day of July, 2005 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "AGREEMENT"), between JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, having an address at 270 Park Avenue, New York, New York 10017 ("LENDER") and BEHRINGER HARVARD WESTERN PORTFOLIO LP, a Delaware limited partnership, having its principal place of business c/o Behringer Harvard Funds, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 ("BORROWER").


                              W I T N E S S E T H:

        WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and

        WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).

        NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

        I.      DEFINITIONS; PRINCIPLES OF CONSTRUCTION

        SECTION 1.1 DEFINITIONS. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

        "ADDITIONAL INSOLVENCY OPINION" shall have the meaning set forth in
SECTION 4.1.30(C) hereof.

        "ADJUSTED RELEASE AMOUNT" shall mean, for each Individual Property, the sum of (a) the Release Amount for such Individual Property and (b) fifteen percent (15%) of the Release Amount for such Individual Property.

        "ADS ACCOUNT" shall have the meaning set forth in the Cash Management Agreement.

        "ADS LEASE" shall mean that certain Lease dated January 29, 1998 between ADS Alliance Data Systems, Inc., as tenant, and Borrower, as successor in interest to Opus South Corporation, as landlord.

        "AFFILIATE" shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

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        "AFFILIATED LOANS" shall mean a loan made by Lender to an Affiliate of
Borrower, Principal or Guarantor.

        "AFFILIATED MANAGER" shall mean any Property Manager in which Borrower, Principal, or Guarantor has, directly or indirectly, any legal, beneficial or economic interest.

        "AGREEMENT" shall mean this Loan Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "ALTA" shall mean American Land Title Association, or any successor thereto.

        "ANNUAL BUDGET" shall mean the operating budget, including all planned Capital Expenditures, for the Properties prepared by Borrower in accordance with
SECTION 5.1.11.(D) hereof for the applicable Fiscal Year or other period.

        "APPROVED ANNUAL BUDGET" shall have the meaning set forth in SECTION 5.1.11(D) hereof.

        "ASSIGNMENT OF LEASES" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "ASSIGNMENT OF MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Closing Date, among Lender, Borrower and Property Manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "AWARD" shall mean any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of any Individual Property.

        "BANKRUPTCY ACTION" shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, in which such Person colludes with, or otherwise assists such Person, or cause to be solicited petitioning creditors for any involuntary petition against such Person; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such person or any portion of any Individual Property; (e) such Person making an assignment for the benefit of creditors, or admitting, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.

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        "BANKRUPTCY CODE" shall mean Title 11 of the United States Code, 11
U.S.C. ss.101, ET SEQ., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors' rights or any other Federal or state bankruptcy or insolvency law.

        "BASIC CARRYING COSTS" shall mean, with respect to each Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) Taxes and (ii) Insurance Premiums.

        "BEHRINGER HOLDINGS" shall mean Behringer Harvard Holdings, a Delaware limited liability company.

        "BEHRINGER HARVARD FUNDS" shall mean, individually or collectively, Behringer Holdings, Behringer Harvard Short-Term Opportunity Fund I LP, a Texas limited partnership, Behringer Harvard Mid-Term Value Enhancement Fund I LP, a Texas limited partnership, Behringer Harvard Operating Partnership I LP, a Texas limited partnership, Behringer Harvard REIT I, Inc., a Maryland corporation, Behringer Harvard Opportunity REIT I, Inc., a Maryland corporation, and/or Behringer Harvard Strategic Opportunity Fund I LP, a Texas limited partnership.

        "BORROWER" shall mean Behringer Harvard Western Portfolio LP, a Delaware limited partnership, together with its permitted successors and assigns.

        "BORROWER'S KNOWLEDGE" shall mean the actual knowledge attributable to those principals, employees and officers of Borrower who have given substantive attention to the Properties, the Loan Documents and related matters, without any implied duty to conduct any inquiry or investigation.

        "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York, New York are not open for business.

        "CAPITAL EXPENDITURES" shall mean, for any period, the amount expended for items capitalized under GAAP or other accounting principles reasonably acceptable to Lender, consistently applied (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements).

        "CASH MANAGEMENT ACCOUNT" shall have the meaning set forth in SECTION
2.7.2 hereof.

        "CASH MANAGEMENT AGREEMENT" shall mean that certain Cash Management Agreement, dated as of the date hereof, by and among Borrower, Property Manager and Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "CASH SWEEP PERIOD" shall have the meaning set forth in the Cash Management Agreement.

                                      -3-
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        "CASUALTY" shall have the meaning set forth in SECTION 6.2 hereof.

        "CASUALTY CONSULTANT" shall have the meaning set forth in SECTION 6.4(B)(III) hereof.

        "CASUALTY RETAINAGE" shall have the meaning set forth in SECTION 6.4(B)(IV) hereof.

        "CASUALTY/CONDEMNATION PREPAYMENT" shall have the meaning set forth in
SECTION 6.4(E) hereof.

        "CLOSING DATE" shall mean the date of the funding of the Loan.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

        "CONDEMNATION" shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of any Individual Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting such Individual Property or any part thereof.

        "CONDEMNATION PROCEEDS" shall have the meaning set forth in SECTION 6.4(B).

        "CONSUMER PRICE INDEX" or "CPI" shall mean the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, All Items; 1982-84 = 100. If the Bureau of Labor Statistics substantially revises the manner in which the CPI is determined, an adjustment shall be made by Lender in the revised index which would produce results equivalent, as nearly as possible, to those which would be obtained if the CPI had not been so revised.

        "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise. "CONTROLLED" and "CONTROLLING" shall have correlative meanings.

        "DEBT" shall mean the outstanding principal amount set forth in, and evidenced by, this Agreement and the Note together with all interest accrued and unpaid thereon and all other sums (including the Defeasance Payment Amount and any Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

        "DEBT SERVICE" shall mean, with respect to any particular period of time, scheduled principal and interest payments due under this Agreement and the Note.

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        "DEBT SERVICE COVERAGE RATIO" shall mean a ratio for the applicable period (and, as the context requires, the applicable Individual Property or Properties) in which:

        (a) the numerator is the Net Operating Income (excluding interest on credit accounts and using annualized operating expenses for any recurring expenses not paid monthly (e.g., Taxes and Insurance Premiums)) for such period as set forth in the statements required hereunder, without deduction for (i) actual management fees incurred in connection with the operation of the Properties, or (ii) amounts paid to the Reserve Funds, less (A) management fees equal to the greater of (1) assumed management fees of four percent (4%) of Gross Income from Operations or (2) the actual management fees incurred, and (B) Replacement Reserve Fund contributions equal to $0.20 per square foot of gross leasable area at the Properties, (C) Rollover Reserve Fund contributions equal to $1.00 per square foot of gross leasable area at the Properties (adjusted proportionately for any period other than one year); and

        (b) the denominator is the aggregate amount of principal and interest due and payable on the Note or the Undefeased Note, for such applicable period.

        "DEFAULT" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

        "DEFAULT RATE" shall mean, with respect to the Loan, a rate per annum equal to the lesser of (a) the Maximum Legal Rate or (b) the greater of (i) five percent (5%) above the Interest Rate or (ii) five percent (5%) above the Prime Rate in effect at the time of the occurrence of the Event of Default.

        "DEFEASANCE DATE" shall have the meaning set forth in SECTION 2.5.1(A)(I) hereof.

        "DEFEASANCE DEPOSIT" shall mean an amount equal to the remaining principal amount of the Note or the Defeased Note, as applicable, the Defeasance Payment Amount, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note or the Defeased Note, as applicable, the creation of the Defeased Note and the Undefeased Note, if applicable, or otherwise required to accomplish the agreements of SECTIONS 2.4 and 2.5 hereof (including, without limitation, any fees and expenses of accountants, attorneys and the Rating Agencies incurred in connection therewith).

        "DEFEASANCE EVENT" shall have the meaning set forth in SECTION 2.5.1(A) hereof.

        "DEFEASANCE EXPIRATION DATE" shall mean the date that is two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust.

        "DEFEASANCE PAYMENT AMOUNT" shall mean the amount (if any) which, when added to the remaining principal amount of the Note, or the principal amount of a Defeased

Note, as applicable, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.

        "DEFEASED NOTE" shall have the meaning set forth in SECTION 2.5.1(A)(V) hereof.

        "DISCLOSURE DOCUMENT" shall mean a prospectus, prospectus supplement, private placement memorandum, or similar offering memorandum or offering circular, or such other information reasonably requested by Lender, in each case in preliminary or final form, used to offer Securities in connection with a Securitization.

        "ELIGIBLE ACCOUNT" shall mean a separate and identifiable account from all other funds held by the holding institution that is either (a) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (b) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company, is subject to regulations substantially similar to 12 C.F.R. ss.9.10(b), having iN either case a combined capital and surplus of at least Fifty Million and 00/100 Dollars ($50,000,000.00) and subject to supervision or examination by federal and state authority. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

        "ELIGIBLE INSTITUTION" shall mean a depository institution or trust company, the short term unsecured debt obligations or commercial paper of which are rated at least "A-1+" by S&P, "P-1" by Moody's and "F-1+" by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of (a) accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aa2" by Moody's or (b) any Letter of Credit, the long-term unsecured debt obligations of which are rated at least "A" by Fitch and S&P and "A2" by Moody's).

        "EMBARGOED PERSON" shall have the meaning set forth in SECTION 5.1.24 hereof.

        "ENVIRONMENTAL INDEMNITY" shall mean that certain Environmental Indemnity Agreement, dated as of the date hereof, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder.

        "EVENT OF DEFAULT" shall have the meaning set forth in SECTION 8.1(A) hereof.

        "EXTRAORDINARY EXPENSE" shall have the meaning set forth in SECTION 5.1.11(E) hereof.

        "FISCAL YEAR" shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

        "FITCH" shall mean Fitch, Inc.

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        "GAAP" shall mean generally accepted accounting principles in the United
States of America as of the date of the applicable financial report.

        "GOVERNMENTAL AUTHORITY" shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

        "GROSS INCOME FROM OPERATIONS" shall mean for any period, all income, computed in accordance with GAAP or other accounting principles reasonably acceptable to Lender, derived from the ownership and operation of the Properties (or, as the context requires, the related Individual Property or Properties) from whatever source during such period, including, but not limited to, Rents from tenants in occupancy, open for business (except that tenants with ratings of BBB or better from the Rating Agencies need not be in occupancy or open for business) and paying full contractual rent without right of offset or credit, utility charges, escalations, forfeited security deposits, interest on credit accounts, service fees or charges, license fees, parking fees, rent concessions or credits, business interruption or other loss of income or rental insurance proceeds or other required pass-throughs and interest on Reserve Accounts, if any, but excluding Rents which in the aggregate exceed 5% of the total Rents that are from month-to-month tenants or tenants that are included in any Bankruptcy Action (unless such tenant's Lease has been affirmed in the related Bankruptcy Action), sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any Governmental Authority, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, Insurance Proceeds (other than business interruption or other loss of income or rental insurance), Awards, unforfeited security deposits, utility and other similar deposits and any disbursements to Borrower from the Reserve Funds, if any. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

        "GUARANTOR" shall mean Behringer Harvard REIT I, Inc., a Maryland corporation.

        "GUARANTY" shall mean that certain Guaranty Agreement, dated as of the date hereof, executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "IMPROVEMENTS" shall have the meaning set forth in the granting clause of the related Mortgage with respect to each Individual Property.

        "INDEBTEDNESS" of a Person, at a particular date, means the sum (without duplication) at such date of (a) indebtedness or liability for borrowed money;
(b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit;
(e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

        "INDEMNIFYING PERSON" shall mean each of Borrower, Principal and Guarantor.

        "INDEPENDENT DIRECTOR" shall mean a natural person serving as director of a corporation or manager of a limited liability company who is not at the time of initial appointment, or at any time while serving in such capacity, and has not been at any time during the preceding five (5) years: (a) a stockholder, director, member, manager (with the exception of serving as the Independent Director of Borrower or Principal), trustee, officer, employee, partner, attorney or counsel of the Borrower or Principal or any Affiliate of either of them; (b) a creditor, customer, supplier or other Person who derives any of its purchases or revenues (other than fees for services as an Independent Director and for providing services incidental thereto) from its activities with the Borrower or Principal or any Affiliate of either of them; (c) a Person or other entity Controlling or under common Control with any Person excluded from serving as Independent Director under subparagraph (a) or (b); or (d) a member of the immediate family of any Person excluded from serving as Independent Director under subparagraph (a) or (b).

        "INDIVIDUAL PROPERTY" shall mean each parcel of real property, the Improvements thereon and all personal property owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the Granting Clauses of each Mortgage and referred to therein as the "Property".

        "INSOLVENCY OPINION" shall mean that certain non-consolidation opinion letter dated the date hereof delivered by Luce, Forward, Hamilton & Scripps LLP in connection with the Loan.

        "INSURANCE PREMIUMS" shall have the meaning set forth in SECTION 6.1(B) hereof.

        "INSURANCE PROCEEDS" shall have the meaning set forth in SECTION 6.4(B) hereof.

        "INTEREST RATE" shall mean a rate of 5.0765% per annum.

        "JPM" shall mean JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America, and its successors in interest.

        "LEASE" shall mean any lease, sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

        "LEASE TERMINATION FEE" shall mean any payment, fee or penalty paid by a Tenant in connection with the cancellation or termination of such Tenant's Lease, whether by reason of such Tenant's default or pursuant to the terms of such Lease.

        "LEGAL REQUIREMENTS" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting such Individual Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting such Individual Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.

        "LENDER" shall mean JPMorgan Chase Bank, N.A., together with its successors and assigns.

        "LETTER OF CREDIT" shall mean a clean, irrevocable, unconditional, transferable (with all transfer fees for the account of the applicant thereunder), evergreen letter of credit acceptable to Lender (a) with respect to which Borrower has no reimbursement obligations, (b) entitling the Lender to draw thereon in a location approved by Lender, and (c) issued by an Eligible Institution.

        "LICENSES" shall have the meaning set forth in SECTION 4.1.22 hereof.

        "LIEN" shall mean, with respect to each Individual Property, any mortgage, deed of trust, deed to secure debt, lien, pledge, hypothecation, assignment (for security), security interest, or any other encumbrance, charge or transfer (for security) of, on or affecting Borrower, the related Individual Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

        "LOAN" shall mean the loan made by Lender to Borrower pursuant to this Agreement and evidenced by the Note.

        "LOAN DOCUMENTS" shall mean, collectively, this Agreement, the Note, the Mortgages, the Assignments of Leases, the Environmental Indemnity, the Assignment of Management Agreement, the Guaranty, the Cash Management Agreement, the Lockbox Agreement and all other documents pursuant to which any Person incurs, has incurred or assumes any obligation to or for the benefit of Lender in connection with the Loan.

        "LOAN TO VALUE RATIO" shall mean the ratio obtained by dividing (i) the outstanding principal balance of the Loan, by (ii) the value of the Properties as set forth in an appraisal satisfactory to Lender obtained by Lender at Borrower's expense, which appraisal shall be dated no more than one (1) year prior to the date of determination.

        "LOCKBOX ACCOUNT" shall have the meaning set forth in SECTION 2.7.1 hereof.

        "LOCKBOX AGREEMENT" shall mean that certain Clearing Account Agreement dated the date hereof among Borrower, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, relating to funds deposited in the Lockbox Account.

        "LOCKBOX BANK" shall mean JPMorgan Chase Bank, N.A., or any successor or permitted assigns thereof.

        "MATERIAL ACTION" means, with respect to any Person, to file any insolvency or reorganization case or proceeding, to institute proceedings to have such Person be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of bankruptcy or insolvency proceedings against such Person, to file a petition seeking, or consent to, reorganization or relief with respect to such Person under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for such Person or a substantial part of its property, to make any assignment for the benefit of creditors of such Person, to admit in writing such Person's inability to pay its debts generally as they become due, or to affirmatively take action in furtherance of any of the foregoing.

        "MATURITY DATE" shall mean August 1, 2015, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.

        "MAXIMUM LEGAL RATE" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.

        "MONTHLY DEBT SERVICE PAYMENT AMOUNT" shall mean (a) an amount equal to interest only on the outstanding principal balance of the Loan, calculated in accordance with the terms hereof, for each Payment Date commencing on the Payment Date occurring in September, 2005 through and including the Payment Date occurring in August, 2010 and (b) a constant monthly payment of $383,115.98 with respect to each Payment Date thereafter

        "MOODY'S" shall mean Moody's Investors Service, Inc.

        "MORTGAGE" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt) and Security Agreement, dated the date hereof, executed and delivered by Borrower to Lender as security for the Loan and encumbering such Individual Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

        "NET CASH FLOW" shall mean, for any period, the amount obtained by subtracting Operating Expenses and Capital Expenditures for such period from Gross Income from Operations for such period.

        "NET CASH FLOW SCHEDULE" shall have the meaning set forth in SECTION 5.1.11(B) hereof.

        "NET OPERATING INCOME" shall mean the amount obtained by subtracting Operating Expenses from Gross Income from Operations.

        "NET PROCEEDS" shall have the meaning set forth in SECTION 6.4(B) hereof.

        "NET PROCEEDS DEFICIENCY" shall have the meaning set forth in SECTION 6.4(B)(VI) hereof.

        "NET PROCEEDS PREPAYMENT" shall have the meaning set forth in SECTION 6.4(E) hereof.

        "NOTE" shall mean that certain Promissory Note of even date herewith, in the principal amount of Seventy Million Seven Hundred Fifty Thousand and No/100 Dollars ($70,750,000), made by Borrower in favor of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including, except where the context otherwise requires or as otherwise specified, any Defeased Note and Undefeased Note that may exist from time to time.

        "OFFERING DOCUMENT DATE" shall have the meaning set forth in SECTION 5.1.11(F)(IV) hereof.

        "OFFICER'S CERTIFICATE" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner or managing member of Borrower.

        "OPERATING EXPENSES" shall mean the total of all expenditures, computed in accordance with GAAP or other accounting principles reasonably acceptable to Lender, of whatever kind relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, insurance, license fees, property taxes and assessments, advertising expenses, management fees, payroll and related taxes, computer processing charges, operational equipment or other lease payments, and other similar costs, but excluding depreciation, Debt Service, Capital Expenditures and contributions to the Reserve Funds.

        "OTHER CHARGES" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining any Individual Property, now or hereafter levied or assessed or imposed against such Individual Property or any part thereof, but shall exclude charges for utilities payable directly by a Tenant.

        "OTHER OBLIGATIONS" shall have the meaning as set forth in the Mortgages.

        "PAYMENT DATE" shall mean the first (1st) day of each calendar month during the term of the Loan or, if such day is not a Business Day, the immediately preceding Business Day.

        "PERMITTED ENCUMBRANCES" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender's reasonable discretion, which Permitted Encumbrances in the aggregate do not materially adversely affect the value or use of such Individual Property or Borrower's ability to repay the Loan.

        "PERMITTED RELEASE DATE" shall mean the date that is the fourth (4th) anniversary of the first Payment Date.

        "PERMITTED USE" shall mean office and other appurtenant and related uses and, with respect to the Individual Property know as Gateway 12, engineering purposes.

        "PERSON" shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

        "PERSONAL PROPERTY" shall have the meaning set forth in the granting clause of the Mortgage with respect to each Individual Property.

        "PHYSICAL CONDITIONS REPORT" shall mean, with respect to each Individual Property, a report prepared by a company satisfactory to Lender regarding the physical condition of such Individual Property, satisfactory in form and substance to Lender in its sole discretion, which report shall, among other things, (a) confirm that such Individual Property and its use complies, in all material respects, with all applicable Legal Requirements (including, without limitation, zoning, subdivision and building laws) and (b) to the extent available, include a copy of a final certificate of occupancy with respect to all Improvements on such Individual Property.

        "POLICIES" shall have the meaning specified in SECTION 6.1(B) hereof.

        "POLICY" shall have the meaning specified in SECTION 6.1(B) hereof.

        "PREPAYMENT RATE" shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the date the payment or such proceeds are received, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (In the event Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate).

        "PRIME RATE" shall mean the prime rate reported in the Money Rates section of The Wall Street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Lender. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Lender shall select a comparable interest rate index which is readily available and verifiable to Borrower but is beyond Lender's control.

        "PRINCIPAL" shall mean the Special Purpose Entity that is the general partner of Borrower, if Borrower is a limited partnership, or managing member of Borrower, if Borrower is a limited liability company.

        "PROPERTIES" shall mean, collectively, each and every Individual Property which is subject to the terms of this Agreement.

        "PROPERTY MANAGEMENT AGREEMENT" shall mean, with respect to each Individual Property, the management agreement entered into by and between Borrower and Property Manager, pursuant to which Property Manager is to provide management and other services with respect to such Individual Property, or, if the context requires, the Replacement Management Agreement.

        "PROPERTY MANAGER" shall mean HPT Management Services LP, a Texas limited partnership, or, if the context requires, a Qualifying Property Manager who is managing the Properties in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.

        "PROVIDED INFORMATION" shall mean any and all financial and other information provided at any time by, or on behalf of, any Indemnifying Person with respect to any Property, Borrower, Principal, Guarantor and/or Manager.

        "QUALIFYING PROPERTY MANAGER" shall mean either (a) Property Manager; or
(b) a reputable and experienced management organization reasonably satisfactory to Lender, which organization or its principals possess at least ten (10) years experience in managing properties similar in size, scope, use and value as the Properties, PROVIDED, that Borrower shall have obtained (i) prior written confirmation from the applicable Rating Agencies that management of the Properties by such Person will not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof and (ii) if such Person is an Affiliate of Borrower, an Additional Insolvency Opinion. Lender acknowledges that, notwithstanding anything herein to the contrary, HPT Management Services LP shall be deemed to be a Qualified Property Manager.

        "RATING AGENCIES" shall mean each of S&P, Moody's and Fitch, or any other nationally recognized statistical rating agency which has been approved by Lender.

        "RELATED ENTITIES" shall have the meaning set forth in SECTION 5.2.10(E) hereof.

        "REMIC TRUST" shall mean a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code that holds the Note.

        "RELEASE AMOUNT" shall mean for an Individual Property the amount set forth on SCHEDULE I hereto.

        "RELEVANT LEASING THRESHOLD" shall mean any Lease for an amount of leaseable square footage equal to or greater than 10,000 square feet.

        "RELEVANT RESTORATION THRESHOLD" shall mean Six Hundred Thousand and No/100 dollars ($600,000).

        "RENTS" shall mean, with respect to each Individual Property, all rents (including percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Properties, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, Operating Expenses or other reimbursables payable to Borrower (or to the Property Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees (but excluding amounts paid by Borrower to its agents or employees) from any and all sources arising from or attributable to the Individual Property, and proceeds, if any, from business interruption or other loss of income insurance.

        "REPLACEMENT MANAGEMENT AGREEMENT" shall mean, collectively, (a) either
(i) a management agreement with a Qualifying Property Manager substantially in the same form and substance as the Property Management Agreement, or (ii) a management agreement with a Qualifying Property Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, PROVIDED, with respect to this subclause (ii), Lender, at its option, may require that Borrower shall have obtained prior written confirmation from the applicable Rating Agencies that such management agreement will not cause a downgrade, withdrawal or qualification of the then current rating of the Securities or any class thereof and (b) an assignment of management agreement and subordination of management fees substantially in the form then used by Lender (or of such other form and substance reasonably acceptable to Lender), executed and delivered to Lender by Borrower and such Qualifying Property Manager at Borrower's expense.

        "REPLACEMENT RESERVE ACCOUNT" shall have the meaning set forth in
SECTION 7.3.1 hereof.

        "REPLACEMENT RESERVE FUND" shall have the meaning set forth in SECTION
7.3.1 hereof.

        "REPLACEMENT RESERVE MONTHLY DEPOSIT" shall have the meaning set forth in Section 7.3.1 hereof. "REPLACEMENTS" shall have the meaning set forth in
SECTION 7.3.1(A) hereof.

        "REQUIRED AMOUNT" shall mean, at any time, an amount equal to the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) multiplied by a fraction, the numerator of which shall be the CPI level on the then most current anniversary of the Closing Date and the denominator of which shall be the CPI level on the Closing Date; provided that in no event shall the Required Amount be less than One Hundred Fifty Thousand and No/100 Dollars ($150,000.00). The Required Amount, as adjusted by the CPI on each anniversary of the Closing Date, shall apply only to the next succeeding renewal of any insurance policy required under
SECTION 6.1.1(A)(IX).

        "REQUIRED REPAIRS" shall have the meaning set forth in SECTION 7.1 hereof.

        "RESERVE FUNDS" shall mean, collectively, the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Rollover Reserve Fund and any other escrow fund established by the Loan Documents.

        "RESIZING EVENT" shall have the meaning set forth in SECTION 9.1.2 hereof.

        "RESTORATION" shall mean the repair and restoration of an Individual Property after a Casualty or Condemnation as nearly as possible to the condition the Individual Property was in immediately prior to such Casualty or Condemnation, with such alterations as may be reasonably approved by Lender.

        "RESTRICTED PARTY" shall mean collectively, (a) Borrower, Principal, any Guarantor, and any Affiliated Manager and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, Principal, any Guarantor, any Affiliated Manager or any non-member manager.

        "ROLLOVER RESERVE ACCOUNT" shall have the meaning set forth in SECTION
7.4.1 hereof.

        "ROLLOVER RESERVE FUND" shall have the meaning set forth in SECTION
7.4.1 hereof.

        "S&P" shall mean Standard & Poor's Ratings Group, a division of the McGraw-Hill Companies.

        "SALE OR PLEDGE" shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.

        "SCHEDULED DEFEASANCE PAYMENTS" shall have the meaning set forth in
SECTION 2.5.1(B) hereof.

        "SECURITIES" shall have the meaning set forth in SECTION 9.1 hereof.

        "SECURITIZATION" shall have the meaning set forth in SECTION 9.1 hereof.

        "SECURITY AGREEMENT" shall have the meaning set forth in SECTION 2.5.1(A)(VI) hereof.

        "SERVICER" shall have the meaning set forth in SECTION 9.5 hereof.

        "SERVICING AGREEMENT" shall have the meaning set forth in SECTION 9.5 hereof.

        "SEVERED LOAN DOCUMENTS" shall have the meaning set forth in SECTION 8.2(C) hereof.

        "SPECIAL PURPOSE ENTITY" shall mean a corporation, limited partnership or limited liability company that, since the date of its formation and at all times on and after the date thereof, has complied with and shall at all times comply with the following requirements unless it has received either prior consent to do otherwise from Lender or a permitted administrative agent thereof, or, while the Loan is securitized, confirmation from each of the applicable Rating Agencies requiring such review that such noncompliance would not result in the requalification, withdrawal, or downgrade of the ratings of any Securities or any class thereof:

                (i) is and shall be organized solely for the purpose of (A) in the case of Borrower, acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Properties, entering into and performing its obligations under the Loan Documents with Lender, refinancing the Properties in connection with a permitted repayment of the Loan, and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing; or (B) in the case of a Principal, acting as a general partner of the limited partnership that owns the Properties or as member of the limited liability company that owns the Properties and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;

                (ii) has not engaged and shall not engage in any business unrelated to (A) the acquisition, development, ownership, management, operation or sale of the Properties, or (B) in the case of a Principal, acting as general partner of the limited partnership that owns the Properties or acting as a member of the limited liability company that owns the Properties, as applicable;

                (iii) has not owned and shall not own any real property other than, in the case of Borrower, the Properties;

                (iv) does not have, shall not have and at no time had any assets other than (A) in the case of Borrower, the Properties and personal property necessary or incidental to its ownership and operation of the Properties or (B) in the case of a Principal, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Properties and personal property necessary or incidental to its ownership of such interests;

                (v) has not engaged in, sought, consented or permitted to and shall not engage in, seek, consent to or permit (A) any dissolution, winding up, liquidation, consolidation or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business, except as permitted by the Loan Documents, or (C) in the case of a Principal, any transfer of its partnership or membership interests;

                (vi) shall not cause, consent to or permit any amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, operating agreement or other formation document or organizational document (as applicable) with respect to the matters set forth in this definition;

                (vii) if such entity is a limited partnership, has and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a corporation or single-member Delaware limited liability company, (B) has one Independent Director (provided, however, if any Rating Agency requires two (2) Independent Directors, Borrower shall appoint, or cause the appointment of, a second Independent Director), and (C) holds a direct interest as general partner in the limited partnership of not less than 0.5% (or 0.1%, if the limited partnership is a Delaware entity);

                (viii) if such entity is a corporation, has and shall have at least one (1) Independent Director (provided, however, if any Rating Agency requires two (2) Independent Directors, Borrower shall appoint, or cause the appointment of, a second Independent Director), and shall not cause or permit the board of directors of such entity to take any Material Action either with respect to itself or, if the corporation is a Principal, with respect to Borrower or any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members of its board of directors unless each Independent Director shall have participated in such vote and shall have voted in favor of such action;

                (ix) if such entity is a limited liability company (other than a limited liability company meeting all of the requirements applicable to a single-member limited liability company set forth in this definition of "SPECIAL PURPOSE ENTITY"), has and shall have at least one (1) member that is a Special Purpose Entity, that is a corporation, that has at least one (1) Independent Director (provided, however, if any Rating Agency requires two (2) Independent Directors, Borrower shall appoint, or cause the appointment of, a second Independent Director) and that directly owns at least one-half-of-one percent (0.5%) of the equity of the limited liability company (or 0.1% if the limited liability company is a Delaware entity);

                (x) if such entity is a single-member limited liability company, (A) is and shall be a Delaware limited liability company, (B) has and shall have at least one (1) Independent Director (provided, however, if any Rating Agency requires two (2) Independent Directors, Borrower shall appoint, or cause the appointment of, a second Independent Director) serving as manager of such company, (C) shall not take any Material Action and shall not cause or permit the members or managers of such entity to take any Material Action, either with respect to itself or, if the company is a Principal, with respect to Borrower, in each case unless the required number of Independent Directors then serving as managers of the company shall have participated and consented in writing to such action, and (D) has and shall have either (1) a member which owns no economic interest in the company, has signed the company's limited liability company agreement and has no obligation to make capital contributions to the company, or
        (2) a natural person or entity that is not a member of the company, that has signed its limited liability company agreement and that, under the terms of such limited liability company agreement becomes a member of the company immediately prior to the withdrawal or dissolution of the last remaining member of the company;

                (xi) has not and shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability agreement or an operating agreement, as applicable, (b) a limited partnership, has a limited partnership agreement, or (c) a corporation, has a certificate of incorporation or articles that, in each case, provide that such entity shall not) (1) dissolve, merge, liquidate, consolidate; (2) sell all or substantially all of its assets; (3) to the extent permitted by applicable law, amend its organizational documents with respect to the matters set forth in this definition without the consent of Lender; or (4) without the affirmative vote of each Independent Director of itself or the consent of a Principal that is a member or general partner in it: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) affirmatively take any action in furtherance of any of the foregoing;

                (xii) has at all times been and shall at all times remain solvent and has paid and shall pay its debts and liabilities (including, a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and has maintained and shall maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

                (xiii) has not failed and shall not fail to correct any known misunderstanding regarding the separate identity of such entity;

                (xiv) has maintained and shall maintain its bank accounts, books of account, books and records separate from those of any other Person and, to the extent that it is not a disregarded entity for tax purposes and is required to file tax returns under applicable law, has filed and shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns and, if it is a corporation, has not filed and shall not file a consolidated federal income tax return with any other corporation, except to the extent that it is required by law to file consolidated tax returns;

                (xv) has maintained and shall maintain its own resolutions and agreements;

                (xvi) has not commingled and shall not commingle its funds or assets with those of any other Person and has not participated and shall not participate in any cash management system with any other Person, except with respect to a custodial account maintained by the Property Manager on behalf of Affiliates of Borrower and, with respect to funds in such custodial account, has separately accounted, and will continue to separately account for, each item of income and expense applicable to the Properties and Borrower'

                (xvii)  has held and shall hold its assets in its own name;

                (xviii) [intentionally omitted];

                (xix) (A) has maintained and shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) has shown and shall show, in its financial statements, its asset and liabilities separate and apart from those of any other Person; and (C) has not permitted and shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by GAAP; provided, however, that any such consolidated financial statement contains a note indicating that the Special Purpose Entity's separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity's liabilities do not constitute obligations of the consolidated entity;

                (xx) has paid and shall pay its own liabilities and expenses, including the salaries of its own employees, out of its own funds and assets, and has maintained and shall maintain a sufficient number of employees in light of its contemplated business operations, which may be none;

                (xxi) has observed and shall observe all partnership, corporate or limited liability company formalities, as applicable;
        (xxii) [intentionally omitted]

                (xxiii) shall have no Indebtedness other than (i) the Loan, (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Properties and the routine administration of Borrower, in amounts not to exceed $2,800,000 (other than management fees and commissions and liabilities that are reserved for) and, in the case of a general partner or managing member of a Person, liabilities arising by reason of its status as a general partner or managing member, which liabilities are paid not more than sixty (60) days after the later of the date incurred or invoiced (unless disputed in good faith with adequate reserves established therefor), are not evidenced by a note, and which amounts are normal and reasonable under the circumstances, and
        (iii) such other liabilities that are permitted pursuant to the Loan Documents;

                (xxiv) has not assumed, guaranteed or become obligated and shall not assume or guarantee or become obligated for the debts of any other Person, has not held out and shall not hold out its credit as being available to satisfy the obligations of any other Person or has not pledged and shall not pledge its assets for the benefit of any other Person, in each case except as permitted pursuant to this Agreement;

                (xxv) has not acquired and shall not acquire obligations or securities of its partners, members or shareholders or any other owner or Affiliate;

                (xxvi) has allocated and shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;

                (xxvii) has maintained and used and shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity's agent, provided, however, that Property Manager, on behalf of such Person, may maintain and use invoices and checks bearing Property Manager's name;

                (xxviii) [intentionally omitted];

                (xxix) has held itself out and identified itself and shall hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than an Affiliate of Borrower and not as a division or part of any other Person, except for services rendered by Property Manager under the Property Management Agreement, so long as Property Manager holds itself out as an agent of Borrower

                (xxx) has maintained and shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

                (xxxi) has not made and shall not make loans to any Person and has not held and shall not hold evidence of indebtedness issued by any other Person or entity (other than cash and investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity);

                (xxxii) has not identified and shall not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it;

                (xxxiii) other than capital contributions and distributions permitted under the terms of its organizational documents, has not entered into or been a party to, and shall not enter into or be a party to, any transaction with any of its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are commercially reasonable terms comparable to those of an arm's-length transaction with an unrelated third party;

                (xxxiv) has not had and shall not have any obligation to, and has not indemnified and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;

                (xxxv) if such entity is a corporation, to the extent permitted under applicable corporate law, has considered and shall consider the interests of its creditors in connection with all corporate actions that could reasonably be expected to affect such creditors;

                (xxxvi) has not had and shall not have any of its obligations guaranteed by any Affiliate except as otherwise required in the Loan Documents;

                (xxxvii) has not formed, acquired or held and shall not form, acquire or hold any subsidiary, except that a Principal may acquire and hold its interest in Borrower;

                (xxxviii) has complied and shall comply with all of the terms and provisions contained in its organizational documents.

                (xxxix) has conducted and shall conduct its business so that each of the assumptions made about it and each of the facts stated about it in the Insolvency Opinion are true;

                (xl) has not permitted and shall not permit any Affiliate or constituent party independent access to its bank accounts;

                (xli) is, has always been and shall continue to be duly formed, validly existing, and in good standing in the state of its incorporation or formation and in all other jurisdictions where it is required to be qualified to do business; and

                (xlii) has no material contingent or actual obligations not related to the Properties.

        "STATE" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

        "SUCCESSOR BORROWER" shall have the meaning set forth in SECTION 2.5.3 hereof.

        "SURVEY" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

        "TAX AND INSURANCE ESCROW FUND" shall have the meaning set forth in
SECTION 7.2 hereof regardless of whether the funds held therein are held by Lender for the payment of Taxes or Insurance Premiums or both.

        "TAXES" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.

        "THRESHOLD AMOUNT" shall have the meaning set forth in SECTION 5.1.21 hereof.

        "TENANT" shall mean any person or entity with a possessory right to all or any part of any Individual Property pursuant to a Lease or other written agreement.

        "TENANT DIRECTION LETTERS" shall mean notices signed by Borrower, which shall be irrevocable by Borrower and otherwise in form acceptable to Lender in its reasonable discretion, directing each Tenant to pay Rent and other sums due to Borrower pursuant to its Lease directly to the Lockbox Bank.

        "TITLE INSURANCE POLICIES" shall mean, with respect to each Individual Property, an ALTA mortgagee title insurance policy in the form acceptable to Lender (or, if an Individual Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and acceptable to Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

        "TRANSFER" shall have the meaning set forth in SECTION 5.2.10(B) hereof.

        "TRANSFEREE" shall have the meaning set forth in SECTION 5.2.10(E)(III) hereof.

        "TRANSFEREE'S PRINCIPALS" shall mean collectively, (A) Transferee's managing members, general partners or principal shareholders and (B) such other members, partners or shareholders which directly or indirectly shall own a fifty-one percent (51%) or greater economic and voting interest in Transferee.

        "UCC" or "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as in effect in the applicable State in which an Individual Property is located.

        "UNDEFEASED NOTE" shall have the meaning set forth in SECTION 2.5.1(A)(V) hereof.

        "U.S. OBLIGATIONS" shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) to the extent acceptable to the Rating Agencies, other "government securities" within the meaning of
Section 2(a)(16) of the Investment Company Act of 1940, as amended.

        "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of
(a) one percent (1%) of the outstanding principal of the Loan to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest under the Note assuming that all outstanding principal and interest on the Loan is paid on the Maturity Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid.

        SECTION 1.2 PRINCIPLES OF CONSTRUCTION. All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. All uses of the word "including" shall mean "including, without limitation" unless the context shall indicate otherwise. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

        II.     GENERAL TERMS

        SECTION 2.1      LOAN COMMITMENT; DISBURSEMENT TO BORROWER.

        2.1.1 AGREEMENT TO LEND AND BORROW. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make and Borrower hereby agrees to accept the Loan on the Closing Date.

        2.1.2 SINGLE DISBURSEMENT TO BORROWER. Borrower may request and receive only one (1) borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed.

        2.1.3 THE NOTE, MORTGAGE AND LOAN DOCUMENTS. The Loan shall be evidenced by the Note and secured by the Mortgage, the Assignment of Leases and the other Loan Documents.

        2.1.4   USE OF PROCEEDS. Borrower shall use the proceeds of the Loan to
(a) acquire the Properties or repay and discharge any existing loans relating to the Properties, (b) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (c) make deposits into the Reserve Funds on the Closing Date in the amounts provided herein, (d) pay costs and expenses incurred in connection with the closing of the Loan, as approved by Lender, (e) fund any working capital requirements of the Properties and (f) distribute the balance, if any, to Borrower.

        SECTION 2.2      INTEREST RATE.

        2.2.1 INTEREST RATE. Interest on the outstanding principal balance of the Loan shall accrue from (and include) the Closing Date to but excluding the Maturity Date at the Interest Rate (unless the Default Rate shall be in effect).

        2.2.2 INTEREST CALCULATION. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the period for which the calculation is being made by (b) a daily rate based on a three hundred sixty (360) day year by (c) the outstanding principal balance.

        2.2.3 DEFAULT RATE. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the outstanding principal balance of the Loan and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein.

        2.2.4 USURY SAVINGS. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.

        SECTION 2.3      LOAN PAYMENT.

        2.3.1 MONTHLY DEBT SERVICE PAYMENTS. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the outstanding principal balance of the Loan from the Closing Date up to and including July 31, 2005 and (b) on each Payment Date thereafter up to and including the Maturity Date, Borrower shall make a payment to Lender of principal and/or interest, as applicable, in an amount equal to the Monthly Debt Service Payment Amount, which payments shall be applied first to accrued and unpaid interest and the balance to principal.

        2.3.2 PAYMENTS GENERALLY. The first (1st) interest accrual period hereunder shall commence on and include the Closing Date and shall end on and include July 31, 2005. Each interest accrual period thereafter shall commence on the first (1st) day of each calendar month during the term of this Agreement and shall end on and include the final calendar date of such calendar month. For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the case may be, through and including the day immediately preceding such Maturity Date. All amounts due under this Agreement and the other

Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever.

        2.3.3 PAYMENT ON MATURITY DATE. Borrower shall pay to Lender on the Maturity Date the outstanding principal balance of the Loan, all accrued and unpaid interest and all other amounts due hereunder and under the Note, the Mortgages and the other Loan Documents.

        2.3.4 LATE PAYMENT CHARGE. If any principal, interest or any other sums due under the Loan Documents (excluding principal due on the Maturity Date) are not paid by Borrower on or prior to the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents to the extent permitted by applicable law.

        2.3.5 METHOD AND PLACE OF PAYMENT. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 11:00 A.M., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender's office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.

        SECTION 2.4      PREPAYMENTS.

        2.4.1 VOLUNTARY PREPAYMENTS. Except as otherwise provided in SECTION 2.4.2, Borrower shall not have the right to prepay the Loan in whole or in part prior to the Maturity Date; provided that on the Payment Date three (3) months prior to the Maturity Date, or on any Payment Date thereafter (or on any date thereafter provided that interest is paid through the next Payment Date), Borrower may, at its option and upon thirty (30) days prior written notice to Lender (a) prepay the Debt in whole without payment of the Yield Maintenance Premium and/or (b) obtain the release of an Individual Property and prepay the Debt in an amount equal to the related Adjusted Release Amount without payment of the Yield Maintenance Premium provided that the conditions set forth in
SECTION 2.6.2(B), (C), (D) and (E) have been satisfied. If for any reason Borrower prepays the Loan on a date other than a Payment Date, Borrower shall pay Lender, in addition to the Debt, all interest which would have accrued on the amount of the Loan through and including the Payment Date next occurring following the date of such prepayment.

        2.4.2 MANDATORY PREPAYMENTS. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds, if Lender is not obligated or does not elect to make such Net Proceeds available to Borrower for the Restoration of any Individual Property or otherwise remit such Net Proceeds to Borrower pursuant to SECTION 6.4 hereof, Borrower shall prepay or authorize Lender to apply such Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; PROVIDED, HOWEVER, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its sole discretion. Other than during the continuance of an Event of Default, no Yield Maintenance Premium shall be due in connection with any prepayment made pursuant to this SECTION 2.4.2.

        2.4.3 PREPAYMENTS AFTER DEFAULT. If during the continuance of an Event of Default, payment of all or any part of the Debt is tendered by Borrower or otherwise recovered by Lender, such tender or recovery shall be (a) made on the next occurring Payment Date together with the Monthly Debt Service Payment and
(b) deemed a voluntary prepayment by Borrower in violation of the prohibition against prepayment set forth in SECTION 2.4.1 hereof and Borrower shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium.

        SECTION 2.5      DEFEASANCE.

        2.5.1 VOLUNTARY DEFEASANCE. (a) Provided no Event of Default shall then exist, Borrower shall have the right at any time after the earlier to occur of the Defeasance Expiration Date and the Permitted Release Date and prior to the date voluntarily prepayments are permitted under SECTION 2.4.1 hereof to voluntarily defease the Loan in full (or in part in connection with the release of an Individual Property pursuant to SECTION 2.6.2) by and upon satisfaction of the following conditions (such event being a "DEFEASANCE EVENT"):

                (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying the Payment Date (the "DEFEASANCE DATE") on which the Defeasance Event is to occur;

                (ii)    [Intentionally Omitted];

                (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;

                (iv) Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance Event;

                (v) In the event only a portion of the Loan is the subject of the Defeasance Event in connection with a release of an Individual Property, Borrower shall prepare all necessary documents to modify this Agreement and to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note and a maturity date equal to Maturity Date (the "DEFEASED NOTE") and the other note having a principal balance equal to the undefeased portion of the Note (the "UNDEFEASED NOTE"). The Defeased Note and Undefeased Note shall otherwise have terms identical to the Note, except that a Defeased Note cannot be the subject of any further Defeasance Event and the Defeased Note shall be modified to make changes necessary to reflect the defeasance (e.g. that it is secured by the Security Agreement);

                (vi) Borrower shall execute and deliver a pledge and security agreement, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with the provisions of this SECTION 2.5 (the "SECURITY AGREEMENT");

                (vii) Borrower shall deliver an opinion of counsel for Borrower that is standard in commercial lending transactions and subject only to customary qualifications, assumptions and exceptions opining, among other things, that Borrower has legally and validly transferred and assigned the U.S. Obligations and all obligations, rights and duties under and to the Note or the Defeased Note (as applicable) to the Successor Borrower, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower and that any REMIC Trust formed pursuant to a Securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code as a result of such Defeasance Event;

                (viii) If required pursuant to the applicable pooling and servicing agreement or by the Rating Agencies, Borrower shall deliver confirmation in writing from each of the applicable Rating Agencies to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

                (ix) Borrower shall deliver an Officer's Certificate certifying that the requirements set forth in this SECTION 2.5.1(A) have been satisfied;

                (x) Borrower shall deliver a certificate of Borrower's independent certified public accountant certifying that the U.S. Obligations purchased with the Defeasance Deposit generate monthly amounts equal to or greater than the Scheduled Defeasance Payments;

                (xi) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

                (xii) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) any costs and expenses associated with a release of the Lien of the Mortgage as provided in SECTION 2.6 hereof, (B) reasonable attorneys' fees and expenses incurred in connection with the Defeasance Event, (C) the costs and expenses of the Rating Agencies, (D) any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (E) the costs and expenses of Servicer and any trustee, including reasonable attorneys' fees.

        (b) In connection with each Defeasance Event, Borrower shall use the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled Payment Dates after the Defeasance Date upon which interest and principal payments are required under this Agreement and the Note, and in amounts equal to the scheduled payments due on such Payment Dates under this Agreement and the Note or the Defeased Note (as applicable) (including, without limitation, scheduled payments of principal, interest, servicing fees (if any), and any other amounts due under the Loan Documents on such dates) and assuming the Note or the Defeased Note (as applicable) is prepaid in full on the Anticipated Repayment Date (the "SCHEDULED DEFEASANCE PAYMENTS"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to the Lockbox Account (unless otherwise directed by Lender) and applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note or the Defeased Note (as applicable). Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this
SECTION 2.5 and satisfy Borrower's other obligations under this SECTION 2.5 and
SECTION 2.6 shall be remitted to Borrower.

        2.5.2 COLLATERAL. Each of the U.S. Obligations that are part of the defeasance collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the defeasance collateral a first priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.

        2.5.3 SUCCESSOR BORROWER. In connection with any Defeasance Event, Borrower may at its option, or if so required by the applicable Rating Agencies shall, establish or designate a successor entity (the "SUCCESSOR BORROWER") acceptable to Lender, which shall be a Special Purpose Entity, and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note (as applicable), together with the pledged U.S. Obligations to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note (as applicable) and the Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay One Thousand and 00/100 Dollars ($1,000) to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note (as applicable) and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note or the Defeased Note (as applicable) in accordance with this SECTION 2.5.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's attorneys' fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.

        SECTION 2.6      RELEASE OF PROPERTY. Except as set forth in this
Section 2.6 or a prepayment of the entire Loan pursuant to Section 2.4.2, no repayment, prepayment or defeasance of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any Individual Property. If the entire Loan has been prepaid pursuant to Section 2.4.2, or after the requirements of Section 2.6.1 have been satisfied, each Individual Property shall be released from the lien of the respective Mortgage.

        2.6.1   RELEASE OF PROPERTY.

        (a) If Borrower has elected to defease the entire Loan and the requirements of SECTION 2.5 and this SECTION 2.6 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgages.

        (b) In connection with the release of the Mortgages, Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and that would be satisfactory to a prudent lender and contains standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

        2.6.2 RELEASE OF INDIVIDUAL PROPERTY. If Borrower has elected to defease a portion of the Loan and the requirements of SECTION 2.5 and this
SECTION 2.6 have been satisfied, and provided that no Event of Default has occurred and is continuing, Borrower may obtain the release of an Individual Property from the Lien of the Mortgage thereon (and related Loan Documents) and the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon the satisfaction of each of the following conditions:

        (a) The amount of the outstanding principal balance of the Loan to be defeased shall equal or exceed the Adjusted Release Amount for the applicable Individual Property; provided, however, that Borrower may defease an amount equal to the Release Amount if it simultaneously deposits with Lender a Letter of Credit in an amount equal to fifteen percent (15%) of the Release Amount;

        (b) Borrower shall submit to Lender, not less than thirty (30) days prior to the Payment Date on which the prepayment will be made (or such later date as Lender or Servicer may agree), a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in the jurisdiction in which the Individual Property is located and that would be satisfactory to a prudent lender and contain standard provisions, if any, protecting the rights of the releasing lender. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released);

        (c) After giving effect to such release (including the amount defeased in SECTION 2.6.2(A) above), the Debt Service Coverage Ratio for the Properties then remaining subject to the Liens of the Mortgages on a trailing twelve (12) month basis shall not be less than 1.25 to 1.0;

        (d) After giving effect to such release (including the amount defeased in SECTION 2.6.2(A) above), the Loan to Value Ratio for the Properties then remaining subject to the Liens of the Mortgages shall not exceed seventy percent (70%); and

        (e) The Individual Property to be released shall be conveyed to a Person other than a Borrower.

        2.6.3 RELEASE ON PAYMENT IN FULL. Lender shall, upon payment in full of all principal and interest due on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Agreement, release the Lien of the Mortgages on the Properties. Borrower shall pay to Lender all reasonable administrative and legal costs incurred in connection with such release.

        SECTION 2.7      LOCKBOX ACCOUNT/CASH MANAGEMENT.2.7.1 LOCKBOX ACCOUNT.

        (a) During the term of the Loan, Borrower shall establish and maintain an account (the "Lockbox Account") with Lockbox Bank in trust for the benefit of Lender, which Lockbox Account shall be under the sole dominion and control of Lender. The Lockbox Account shall be entitled "Behringer Harvard Western Portfolio LP, as Borrower, and JPMorgan Chase Bank, N.A., as Lender, pursuant to Loan Agreement dated as of July 20, 2005 - Lockbox Account". Borrower hereby grants to Lender a first-priority security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Lockbox Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Lockbox Account and all costs and expenses for establishing and maintaining the Lockbox Account shall be paid by Borrower. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt.

        (b) Borrower shall, or shall cause Property Manager to, deliver irrevocable written instructions to all tenants under Leases to deliver all Rents payable thereunder directly to the Lockbox Account. Borrower shall, and shall cause Property Manager to, deposit all amounts received by Borrower or Property Manager constituting Rents into the Lockbox Account within one (1) Business Day after receipt thereof.

        (c) Borrower shall obtain from Lockbox Bank its agreement to transfer to the Cash Management Account in immediately available funds by federal wire transfer all amounts on deposit in the Lockbox Account once every Business Day during the continuance of a Cash Sweep Period throughout the term of the Loan.

        (d) Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in any order in its sole discretion.

        (e) The Lockbox Account shall be an Eligible Account and shall not be commingled with other monies held by Borrower or Lockbox Bank.

        (f) Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto, and except for the rights of the Lockbox Bank under the Lockbox Agreement.

        (g) Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the Lockbox Account and/or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Lockbox Account was established.

        2.7.2   CASH MANAGEMENT ACCOUNT.

        (a) Pursuant to the Cash Management Agreement, Lender has established an account (the "CASH MANAGEMENT ACCOUNT") with a financial institution chosen by Lender in its discretion, which Cash Management Account shall be under the sole dominion and control of Lender. Borrower hereby grants to Lender a first priority security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first priority security interest in the Cash Management Account, including, without limitation, executing and filing UCC-1 Financing Statements and continuations thereof. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.

        (b) The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

        (c) All funds on deposit in the Cash Management Account following the occurrence of an Event of Default may be applied by Lender in such order and priority as Lender shall determine.

        (d) Borrower hereby agrees that Lender may modify the Cash Management Agreement for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents and Lender shall provide notice thereof to Borrower.

        2.7.3 PAYMENTS RECEIVED UNDER THE CASH MANAGEMENT AGREEMENT. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower's obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Funds, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Lender.

        III.    CONDITIONS PRECEDENT

        SECTION 3.1 CONDITIONS PRECEDENT TO CLOSING. The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing
Date:

        3.1.1 REPRESENTATIONS AND WARRANTIES; COMPLIANCE WITH CONDITIONS. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

        3.1.2 LOAN AGREEMENT AND NOTE. Lender shall have received a copy of this Agreement and the Note, in each case, duly executed and delivered on behalf of Borrower.

        3.1.3   DELIVERY OF LOAN DOCUMENTS; TITLE INSURANCE; REPORTS; LEASES,
ETC.

        (a) Mortgages, Assignments of Leases. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages and the Assignments of Leases and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable first priority Liens upon each Individual Property, in favor of Lender (or such other trustee as may be required under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the other Loan Documents.

        (b) Title Insurance. Lender shall have received a binding commitment to issue Title Insurance Policies issued by a title company acceptable to Lender and dated as of the Closing Date. To the extent permitted by applicable Legal Requirements, such Title Insurance Policies shall (i) provide coverage an amount equal to the principal amount of the Loan together with, if applicable, a "tie-in" or similar endorsement, (ii) insure Lender that the relevant Mortgage creates a valid first priority lien on the Individual Property encumbered thereby, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (iii) contain such endorsements and affirmative coverages as Lender may reasonably request, and (iv) name Lender or Lender's nominee, its successors and assigns, as the insured. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid.

        (c) Survey. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the most recent Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey:
2, 3, 4, 6, 8, 9, 10, 11 and 13. Each such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause (b) above and shall include, among other things, a legal description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

        (d) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period.

        (e) Environmental Reports. Lender shall have received a Phase I environmental report (and, if recommended by the Phase I environmental report, a Phase II environmental report) in respect of each Individual Property, in each case satisfactory in form and substance reasonably satisfactory to Lender.

        (f) Zoning. With respect to each Individual Property, Lender shall have received, at Lender's option, (i) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, and (ii) either (A) an ALTA 3.1 zoning endorsement for the applicable Title Insurance Policy or (B) other evidence of zoning compliance, in each case in substance reasonably satisfactory to Lender.

        (g) ENCUMBRANCES. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Lien as of the Closing Date with respect to each Mortgage on the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

        3.1.4 RELATED DOCUMENTS. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies thereof.

        3.1.5 DELIVERY OF ORGANIZATIONAL DOCUMENTS. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the State, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

        3.1.6 OPINIONS OF BORROWER'S COUNSEL. Lender shall have received opinions from Borrower's counsel (a) the Insolvency Opinion, and (b) an opinion with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may reasonably require, all such opinions in form, scope and substance reasonably satisfactory to Lender and Lender's counsel in their reasonable discretion.

        3.1.7 BUDGETS. Borrower shall have delivered the Annual Budget for the current Fiscal Year.

        3.1.8 BASIC CARRYING COSTS. Borrower shall have paid or reserved for all Basic Carrying Costs relating to the Properties which are in arrears, including without limitation, (a) accrued but unpaid Insurance Premiums due pursuant to the Policies, (b) currently due and payable Taxes (including any in arrears) relating to the Properties, and (c) currently due Other Charges relating to the Properties, which amounts shall be funded with proceeds of the Loan.

        3.1.9 COMPLETION OF PROCEEDINGS. All organizational proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

        3.1.10 PAYMENTS. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid.

        3.1.11 TENANT ESTOPPELS. Lender shall have received an executed tenant estoppel letter, which shall be in form and substance satisfactory to Lender, from (a) each tenant occupying ten percent (10%) of more of the gross leasable area of any Individual Property, (b) each tenant leasing an entire building at any Individual Property, (c) each tenant paying base rent in an amount equal to or exceeding five percent (5%) of the Gross Income from Operations from the applicable Individual Property occupied by such tenant and (d) including the area leased by those described in clauses (a), (b) and (c), lessees of not less than seventy-five percent (75%) of the gross leasable area of each Individual Property.

        3.1.12 TRANSACTION COSTS. Borrower shall have paid or reimbursed Lender for all title insurance premiums, recording and filing fees or taxes, costs of environmental reports, Physical Conditions Reports, appraisals and other reports, the fees and costs of Lender's counsel and all other third party out-of-pocket expenses incurred in connection with the origination of the Loan.

        3.1.13 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the financial condition or business condition of Borrower, Principal, Guarantor or the Properties since the date of the most recent financial statements delivered to Lender. The income and expenses of the Properties, the occupancy thereof, and all other features of the transaction shall be as represented to Lender without material adverse change. Neither Borrower, Principal, Guarantor nor any of their respective constituent Persons shall be the subject of any bankruptcy, reorganization, or insolvency proceeding.

        3.1.14 LEASES AND RENT ROLL. Lender shall have received copies of all tenant leases, certified copies of any tenant leases as requested by Lender and certified copies of all ground leases affecting the Properties, if any. Lender shall have received a current certified rent roll of the Properties, reasonably satisfactory in form and substance to Lender.

        3.1.15  SUBORDINATION AND ATTORNMENT. Lender shall have received appropriate instruments acceptable to Lender in its commercially reasonable discretion subordinating any Leases of Record prior to such Mortgage and including an agreement by such Tenants to attorn to Lender in the event of a foreclosure or delivery of a deed in lieu thereof.

        3.1.16 TAX LOT. Lender shall have received evidence that each Individual Property constitutes one (1) or more separate tax lots, which evidence shall be reasonably satisfactory in form and substance to Lender.

        3.1.17 PHYSICAL CONDITIONS REPORT. Lender shall have received Physical Conditions Reports with respect to each Individual Property, which reports shall be reasonably satisfactory in form and substance to Lender.

        3.1.18 PROPERTY MANAGEMENT AGREEMENT. Lender shall have received a certified copy of the Property Management Agreement with respect to the Properties which shall be satisfactory in form and substance to Lender.

        3.1.19 APPRAISAL. Lender shall have received an appraisal of each Individual Property which shall be satisfactory in form and substance to Lender.

        3.1.20 FINANCIAL STATEMENTS. Lender shall have received (a) a balance sheet with respect to each Individual Property for the two (2) most recent Fiscal Years and statements of income and statements of cash flows with respect to each Individual Property for the three (3) most recent Fiscal Years, each in form and substance reasonably satisfactory to Lender or (b) such other financial statements relating to the operation of each Individual Property, in form and substance reasonably satisfactory to Lender.

        3.1.21 FURTHER DOCUMENTS. Lender or its counsel shall have received such other documents and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested including the Loan Documents in form and substance reasonably satisfactory to Lender and its counsel.

        3.1.22  LOCKBOX ESTABLISHMENT

        . Borrower shall have established the Lockbox Account at a Lockbox Bank approved by Lender, and shall have executed and delivered a lockbox agreement acceptable to Lender in its reasonable discretion.

        3.1.23  TENANT DIRECTION LETTER

        . Borrower shall deliver Tenant Direction Letters for each existing Tenant.

        IV.     REPRESENTATIONS AND WARRANTIES

        SECTION 4.1 BORROWER REPRESENTATIONS. Borrower represents and warrants as of the date hereof and as of the Closing Date that, except as set forth on Schedule V:

        4.1.1 ORGANIZATION. Borrower has been duly organized and is validly existing and in good standing with requisite power and authority to own the Properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with the Properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own the Properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management, operation and sale of the Properties.

        4.1.2 PROCEEDINGS. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

        4.1.3 NO CONFLICTS. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor to Borrower's Knowledge will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

        4.1.4 LITIGATION. To Borrower's Knowledge, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened against or affecting Borrower, Guarantor, Principal or any Individual Property, which actions, suits or proceedings, if determined against Borrower, Guarantor, Principal or any Individual Property, might materially adversely affect the condition (financial or otherwise) or business of Borrower, Guarantor, Principal or the condition or ownership of any Individual Property.

        4.1.5 AGREEMENTS. Except such instruments and agreements set forth as Permitted Exceptions in the Title Insurance Policy, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any Individual Property, or Borrower's business, properties or assets, operations or condition, financial or otherwise. To Borrower's knowledge, Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of the Properties is bound. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Properties are otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Properties as permitted pursuant to clause (xxiii) of the definition of "Special Purpose Entity" set forth in SECTION 1.1 hereof and (b) obligations under the Loan Documents.

        4.1.6 TITLE. Borrower has good and indefeasible fee simple title to the real property comprising part of each Individual Property and good title to the balance of such Individual Property, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate do not materially and adversely affect the value, operation or use of the applicable Individual Property (as currently used) or Borrower's ability to repay the Loan. To Borrower's Knowledge, there are no claims for payment for work, labor or materials affecting the Properties which are due and unpaid under the contracts pursuant to which work or labor was performed or materials provided which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.

        4.1.7 SOLVENCY; NO BANKRUPTCY FILING. Borrower (a) has not entered into the transaction or executed the Note, this Agreement or any other Loan Documents with the actual intent to hinder, delay or defraud any creditor and
(b) received reasonably equivalent value in exchange for its obligations under such Loan Documents. Giving effect to the Loan, the fair saleable value of Borrower's assets exceeds and will, immediately following the making of the Loan, exceed Borrower's total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities. The fair saleable value of Borrower's assets is and will, immediately following the making of the Loan, be greater than Borrower's probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured. Borrower's assets do not and, immediately following the making of the Loan will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). Except as expressly disclosed to Lender in writing, no petition in bankruptcy has been filed against Borrower, or to Borrower's Knowledge, or any constituent Person in the last seven (7) years, and neither Borrower nor, to Borrower's Knowledge, any constituent Person in the last seven (7) years has ever made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. Neither Borrower nor any of its constituent Persons are contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it or such constituent Persons.

        4.1.8 FULL AND ACCURATE DISCLOSURE. To Borrower's Knowledge, no statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which adversely affects any Individual Property or the business, operations or condition (financial or otherwise) of Borrower.

        4.1.9 NO PLAN ASSETS. Borrower does not sponsor, is not obligated to contribute to, and is not itself an "employee benefit plan," as defined in
Section 3(3) of ERISA, subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (a) Borrower is not a "governmental plan" within the meaning of
Section 3(32) of ERISA and (b) transactions by or with Borrower are not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans within the meaning of Section 3(32) of ERISA which is similar to the provisions of Section 406 of ERISA or Section 4975 of the Code and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including, but not limited to the exercise by Lender of any of its rights under the Loan Documents.

        4.1.10 COMPLIANCE. To Borrower's Knowledge, Borrower and the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. To Borrower's Knowledge, Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority. To Borrower's Knowledge, there has not been committed by Borrower or, to Borrower's Knowledge, any other Person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents.

        4.1.11 FINANCIAL INFORMATION. To Borrower's Knowledge, all financial data, including, without limitation, the statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of Borrower and the Properties, as applicable, as of the date of such reports, and (iii) to the extent prepared or audited by an independent certified public accounting firm, have been prepared in accordance with accounting principles reasonably acceptable to Lender, consistently applied throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on any Individual Property or the operation thereof for the related Permitted Use, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

        4.1.12 CONDEMNATION. No Condemnation or other proceeding has been commenced or, to Borrower's Knowledge, is contemplated with respect to all or any portion of any Individual Property or for the relocation of roadways providing access to any Individual Property.

        4.1.13 FEDERAL RESERVE REGULATIONS. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

        4.1.14 UTILITIES AND PUBLIC ACCESS. Each Individual Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Individual Property for its respective intended uses. To Borrower's Knowledge, all public utilities necessary or convenient to the full use and enjoyment of each Individual Property are located either in the public right-of-way abutting such Individual Property (which are connected so as to serve such Individual Property without passing over other property) or in recorded easements serving such Individual Property and such easements are set forth in and insured by the Title Insurance Policies. All roads necessary for the use of each Individual Property for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

        4.1.15 NOT A FOREIGN PERSON. Borrower is not a "foreign person" within the meaning of ss.1445(f)(3) of the Code.

        4.1.16 SEPARATE LOTS. Each Individual Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of such Individual Property.

        4.1.17 ASSESSMENTS. There are no pending, or to Borrower's Knowledge, proposed special or other assessments for public improvements or otherwise affecting any Individual Property, nor are there any contemplated improvements to any Individual Property that may result in such special or other assessments.

        4.1.18 ENFORCEABILITY. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder exercised by Lender in accordance with applicable law, render the Loan Documents unenforceable, and neither Borrower nor Guarantor has asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

        4.1.19 NO PRIOR ASSIGNMENT. There is no prior assignment of the Leases or any portion of the Rents by Borrower or any of its predecessors in interest, given as collateral security which will be outstanding upon application of the proceeds of the Loan.

        4.1.20 INSURANCE. Borrower has obtained and has delivered to Lender (a) certified copies of the Policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement or (b) other evidence of such matters acceptable to Lender. To Borrower's Knowledge, no claims have been made or are currently pending, outstanding or otherwise remain unsatisfied under any such Policy, and neither Borrower nor any other Person, has done, by act or omission, anything which would impair the coverage of any such Policy.

        4.1.21 USE OF PROPERTY. Each Individual Property is used exclusively for the related Permitted Use.

        4.1.22 CERTIFICATE OF OCCUPANCY; LICENSES. To Borrower's Knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by Borrower for the legal use, occupancy and operation of each Individual Property for the related Permitted Use have been obtained and are in full force and effect, and to Borrower's Knowledge, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by any Person other than Borrower for the legal use, occupancy and operation of each Individual Property the related Permitted Use, have been obtained and are in full force and effect (all of the foregoing certifications, permits, licenses and approvals are collectively referred to as the "LICENSES"). Borrower shall and shall cause all other Persons to, keep and maintain all licenses necessary for the operation of each Individual Property for the related Permitted Use. To Borrower's Knowledge, the use being made of each Individual Property is in conformity with all certificates of occupancy issued for such Individual Property.

        4.1.23 FLOOD ZONE. To Borrower's Knowledge, no Improvements on any Individual Property are located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and, if so located, the flood insurance required pursuant to SECTION 6.1(A)(I) is in full force and effect with respect to each such Individual Property.

        4.1.24 PHYSICAL CONDITION. Except as disclosed in the Physical Conditions Reports delivered to Lender in connecting with this Loan, to Borrower's Knowledge, the Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exists no structural or other material defects or damages in any Individual Property and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any Individual Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

        4.1.25 BOUNDARIES. To Borrower's Knowledge, all of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon any Individual Property, and no easements or other encumbrances upon any Individual Property encroach upon any of the Improvements, so as to affect the value or marketability of applicable Individual Property except those which are insured against by the applicable Title Insurance Policy.

        4.1.26 LEASES. To Borrower's Knowledge, the Properties are not subject to any leases other than the Leases described on the Rent Roll attached as
SCHEDULE II hereto and made a part hereof. Borrower is the owner and lessor of landlord's interest in the Leases. No Person has any possessory interest in any Individual Property or right to occupy the same except under and pursuant to the provisions of the Leases. The current Leases are in full force and effect and, to Borrower's Knowledge, there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder. No Rent (including security deposits) has been paid more than one (1) month in advance of its due date. All work to be performed by Borrower under each Lease has been performed as required and has been accepted by the applicable tenant, and any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower to any tenant has already been received by such tenant. There has been no prior sale, transfer or assignment, hypothecation or pledge of any Lease or of the Rents received therein which is outstanding. To Borrower's Knowledge, except as set forth on SCHEDULE II, no tenant listed on SCHEDULE II has assigned its Lease or sublet all or any portion of the premises demised thereby, no such tenant holds its leased premises under assignment or sublease, nor does anyone except such tenant and its employees occupy such leased premises. No tenant under any Lease has a right or option pursuant to such Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part. Except as set forth in SCHEDULE II, no tenant under any Lease has any right or option for additional space in the Improvements. To Borrower's actual knowledge based on the Environmental Report delivered to Lender in connection herewith, no hazardous wastes or toxic substances, as defined by applicable federal, state or local statutes, rules and regulations, have been disposed, stored or treated by any tenant under any Lease on or about the leased premises nor does Borrower have any knowledge of any tenant's intention to use its leased premises for any activity which, directly or indirectly, involves the use, generation, treatment, storage, disposal or transportation of any petroleum product or any toxic or hazardous chemical, material, substance or waste, except in either event, in compliance with applicable federal, state or local statues, rules and regulations.

        4.1.27 SURVEY. To Borrower's Knowledge, no Survey for any Individual Property delivered to Lender in connection with this Agreement fails to reflect any material matter affecting such Individual Property or the title thereto.

        4.1.28 INVENTORY. Borrower is the owner of all of the Equipment, Fixtures and Personal Property (as such terms are defined in the Mortgages) located on or at each Individual Property and shall not lease any Equipment, Fixtures or Personal Property other than as permitted hereunder. All of the Equipment, Fixtures and Personal Property are sufficient to operate the Properties in the manner required hereunder and in the manner in which they are currently operated.

        4.1.29 FILING AND RECORDING TAXES. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the acquisition of the Properties to Borrower have been paid or are simultaneously being paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages, have been paid, and, under current Legal Requirements, each of the Mortgages are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).

        4.1.30 SPECIAL PURPOSE ENTITY/SEPARATENESS. (a) Until the Debt has been paid in full, Borrower hereby represents, warrants and covenants that (i) Borrower is, shall be and shall continue to be a Special Purpose Entity and (ii) Principal is, shall be and shall continue to be a Special Purpose Entity (Lender acknowledges that the single purpose provisions contained in the organizational documents of Borrower and Principal satisfy the requirements of a Special Purpose Entity).

        (b)     The representations, warranties and covenants set forth in
SECTION 4.1.30(A) shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.

        (c) All of the facts stated and all of the assumptions made in the Insolvency Opinion, including, but not limited to, in any exhibits attached thereto, are true and correct in all respects. Borrower has complied and will comply with, and Principal has complied and Borrower will cause Principal to comply with, all of the assumptions made with respect to Borrower and Principal in the Insolvency Opinion. Borrower will comply with all of the assumptions made with respect to Borrower and Principal in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an "ADDITIONAL INSOLVENCY OPINION"). Each Affiliate of Borrower and Principal with respect to which an assumption shall be made in any Additional Insolvency Opinion will comply with all of the assumptions made with respect to it in any Additional Insolvency Opinion.

        4.1.31 PROPERTY MANAGEMENT AGREEMENT. The Property Management Agreement is in full force and effect and, to Borrower's Knowledge, there are no defaults thereunder by any party thereto and no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder.

        4.1.32 ILLEGAL ACTIVITY. To Borrower's Knowledge, no portion of any Individual Property has been or will be purchased with proceeds of any illegal activity.

        4.1.33 NO CHANGE IN FACTS OR CIRCUMSTANCES; DISCLOSURE. All information submitted by Borrower to Lender and in all financial statements, rent rolls (including the rent roll attached hereto as SCHEDULE II), reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower in this Agreement or in any other Loan Document, are accurate, complete and correct in all material respects, provided, however, that if such information was provided to Borrower by non-affiliated third parties, Borrower represents that such information is, to Borrower's Knowledge, accurate, complete and correct in all material respects. To Borrower's Knowledge, there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise materially and adversely affects or might materially and adversely affect the Properties or the business operations or the financial condition of Borrower. To Borrower's

Knowledge, Borrower has disclosed to Lender all material facts and has not failed to disclose any material fact that could cause any Provided Information or representation or warranty made herein to be materially misleading.

        4.1.34 INVESTMENT COMPANY ACT. Borrower is not (a) an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended; (b) a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of either a "holding company" or a "subsidiary company" within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (c) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

        4.1.35 EMBARGOED PERSON. As of the Closing Date, to Borrower's Knowledge, (a) none of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person;
(b) no Embargoed Person has any interest of any nature whatsoever in Borrower with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower have been derived from any unlawful activity with the result that the investment in Borrower (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

        4.1.36 PRINCIPAL PLACE OF BUSINESS; STATE OF ORGANIZATION. Borrower's principal place of business as of the date hereof is the address set forth in the introductory paragraph of this Agreement. The Borrower is organized under the laws of the State of Delaware.

        4.1.37 LOAN TO VALUE. The maximum principal amount of the Loan does not exceed one hundred twenty-five percent (125%) of the fair market value of the Properties as set forth on the appraisal of the Properties.

        4.1.38 MORTGAGE TAXES. As of the date hereof, Borrower represents that it has paid or has deposited with the title company issuing the Title Insurance Policies funds sufficient to pay all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages.

        4.1.39 CASH MANAGEMENT ACCOUNT. Borrower hereby represents and warrants to Lender that:

        (a) This Agreement, together with the other Loan Documents, create a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of Delaware) in the Lockbox Account and Cash Management Account in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than in connection with the Loan Documents and except for Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed the Lockbox Account and Cash Management Account;

        (b) Each of the Lockbox Account and Cash Management Account constitute "deposit accounts" and/or "securities accounts" within the meaning of the Uniform Commercial Code of the State of Delaware); and

        (c) The Lockbox Account is not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee. Borrower has not consented to the Lockbox Bank complying with instructions with respect to the Lockbox Account from any Person other than Lender or another Person designated by Lender.

        SECTION 4.2 SURVIVAL OF REPRESENTATIONS. Borrower agrees that all of the representations and warranties of Borrower set forth in SECTION 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

        V.      BORROWER COVENANTS

        SECTION 5.1 AFFIRMATIVE COVENANTS. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

        5.1.1 EXISTENCE; COMPLIANCE WITH LEGAL REQUIREMENTS; INSURANCE. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and the Properties. Borrower shall not commit, nor shall Borrower permit any other Person in occupancy of or involved with the operation or use of the Properties to commit any act or omission affording the federal government or any state or local government the right of forfeiture as against any Individual Property or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all its franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, the validity of any Legal Requirement, the applicability of any Legal Requirement to Borrower or any Individual Property or any alleged violation of any Legal Requirement, provided that (i) no Default or Event of Default has occurred and remains uncured; (ii) intentionally omitted; (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iv) no Individual Property nor any part thereof or interest therein will not be in immediate danger of being sold, forfeited, terminated, cancelled or lost; (v) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (vi) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower or any Individual Property; and
(vii) Borrower shall furnish such security as may be required in the proceeding, or as may be requested by Lender, to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or any Individual Property (or any part thereof or interest therein) shall be in danger of being sold, forfeited, terminated, cancelled or lost. Provided no Event of Default then exists, any security deposited with Lender pursuant to this Section 5.1.1 may be used to satisfy compliance with the related Legal Requirement with any excess after the satisfaction of same to be returned to Borrower.

        5.1.2 TAXES AND OTHER CHARGES. Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable; provided, however, Borrower's obligation to directly pay to the appropriate taxing authority Taxes shall be suspended for so long as Borrower complies with the terms and provisions of SECTION 7.2 hereof. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than ten
(10) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid (provided, however, that Borrower is not required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to SECTION 7.2 hereof). If Borrower pays or causes to be paid all Taxes and Other Charges and provides a copy of the receipt evidencing the payment thereof to Lender, then Lender shall reimburse Borrower, provided that there are then sufficient proceeds in the Tax and Insurance Escrow Fund and provided that the Taxes are being paid pursuant to
Section 7.2. Upon written request of Borrower, if Lender has paid such Taxes pursuant to Section 7.2 hereof, Lender shall provide Borrower with evidence that such Taxes have been paid. Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien or charge whatsoever which may be or become a Lien or charge against the Properties, and shall promptly pay for all utility services provided to the Properties. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage;
(ii) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (iii) no Individual Property nor any part thereof or interest therein will be in immediate danger of being sold, forfeited, terminated, cancelled or lost; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (v) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the applicable Individual Property; and (vi) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the reasonable judgment of Lender, the entitlement of such claimant is established or any Individual Property (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of any Mortgage being primed by any related Lien other than a Lien in respect of Taxes being contested in accordance with the provisions of this Section 5.1.2. Provided no Event of Default then exists, any security deposited with Lender pursuant to this Section
5.1.2 may be used to satisfy the related Taxes or Other Charges with any excess after the satisfaction of same to be returned to Borrower.

        5.1.3 LITIGATION. Borrower shall give prompt written notice to Lender upon obtaining information of any litigation or governmental proceedings pending or threatened against Borrower and/or Guarantor which might materially adversely affect Borrower's or Guarantor's condition (financial or otherwise) or business or any Individual Property.

        5.1.4 ACCESS TO PROPERTIES. Borrower shall permit agents, representatives and employees of Lender to inspect the Properties or any part thereof at reasonable hours upon reasonable advance notice, subject to the rights of Tenants under their respective Leases.

        5.1.5 NOTICE OF DEFAULT. Borrower shall promptly advise Lender of the occurrence of any Default or Event of Default of which Borrower has knowledge.

        5.1.6 COOPERATE IN LEGAL PROCEEDINGS. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

        5.1.7 PERFORM LOAN DOCUMENTS. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

        5.1.8 AWARD AND INSURANCE BENEFITS. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with any Individual Property, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting any Individual Property or any part thereof) out of such Insurance Proceeds.

        5.1.9 FURTHER ASSURANCES. Borrower shall, at Borrower's sole cost and expense:

        (a) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

        (b) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

        (c) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

        5.1.10 PRINCIPAL PLACE OF BUSINESS, STATE OF ORGANIZATION. Borrower will not cause or permit any change to be made in its name, identity (including its trade name or names), place of organization or formation (as set forth in
Section 4.1.36 hereof) or Borrower's corporate, partnership or other structure unless Borrower shall have first notified Lender in writing of such change at least thirty (30) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, the Cash Management Agreement and the other Loan Documents and, in the case of a change in Borrower's structure, without first obtaining the prior consent of Lender. Upon Lender's request, Borrower shall execute and deliver additional financing statements, security agreements and other instruments which may be necessary to effectively evidence or perfect Lender's security interest in the Properties as a result of such change of principal place of business or place of organization. Borrower's principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, has been for the preceding four months (or, if less, the entire period of the existence of Borrower) and will continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower's organizational identification number, if any, assigned by the state of incorporation or organization is correctly set forth in the introductory paragraph of this Agreement. Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number.

        5.1.11 FINANCIAL REPORTING. (a) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of the Properties. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence and during the continuance of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender's interest.

        (b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year of Borrower, certified annual financial statements prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender) covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing statements of profit and loss for Borrower and the Properties and a balance sheet for Borrower. Such statements shall set forth the financial condition and the results of operations for the Properties for such Fiscal Year, and shall include, but not be limited to, amounts representing annual Net Cash Flow, Net Operating Income, Gross Income from Operations and Operating Expenses. Such annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, (ii) an Officer's Certificate stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Properties being reported upon and has been prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Lender), (iii) a list of tenants, if any, occupying more than twenty percent (20%) of the total floor area of the Improvements, (iv) a breakdown showing the year in which each Lease then in effect expires and the percentage of total floor area of the Improvements and the percentage of base rent with respect to which Leases shall expire in each such year, each such percentage to be expressed on both a per year and cumulative basis, and (v) a schedule reconciling Net Operating Income to Net Cash Flow (the "NET CASH FLOW SCHEDULE"), which shall itemize all material adjustments made to Net Operating Income to arrive at Net Cash Flow. Together with Borrower's annual financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying to its knowledge as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.

        (c) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar quarter the following items, accompanied by an Officer's Certificate stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable: (i) quarterly and year-to-date operating statements (including Capital Expenditures) prepared for each calendar quarter, noting Net Operating Income, Gross Income from Operations, and Operating Expenses (not including any contributions to the Replacement Reserve Fund), and other information necessary and sufficient to fairly represent the financial position and results of operation of the Properties during such calendar quarter, and containing a comparison of budgeted income and expenses and the actual income and expenses together with a detailed explanation of any variances of five percent (5%) or more between budgeted and actual amounts for such periods, all in form satisfactory to Lender; (ii) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of such quarter accompanied by an Officers' Certificate with respect thereto; and (iii) a Net Cash Flow Schedule. Prior to a Securitization, Borrower shall provide the items required pursuant to this SECTION 5.1.11(C) on a monthly basis.

        (d) For the partial year period commencing on the Closing Date, and for each Fiscal Year thereafter, Borrower shall submit to Lender an Annual Budget not later than thirty (30) days after the commencement of such period or Fiscal Year in form reasonably satisfactory to Lender. The Annual Budget shall be subject to Lender's written approval if a Cash Sweep Period exists (each such Annual Budget, an "APPROVED ANNUAL BUDGET"). In the event that Lender objects to a proposed Annual Budget submitted by Borrower during a Cash Sweep Period, Lender shall advise Borrower of such objections within fifteen (15) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subsection until Lender approves the Annual Budget. Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in Taxes, Insurance Premiums and Other Charges.

        (e) In the event that a Cash Sweep Period Exists and Borrower must incur an extraordinary operating expense or capital expense not set forth in the Approved Annual Budget (each an "EXTRAORDINARY EXPENSE"), then Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender's approval.

        (f) Any reports, statements or other information required to be delivered under this Agreement shall be delivered (i) in paper form, (ii) on a diskette, and (iii) if requested by Lender and within the capabilities of Borrower's data systems without change or modification thereto, in electronic form and prepared using Microsoft Word for Windows or WordPerfect for Windows files (which files may be prepared using a spreadsheet program and saved as word processing files). Borrower agrees that Lender may disclose information regarding the Properties and Borrower that is provided to Lender pursuant to this SECTION 5.1.11(F) in connection with the Securitization to such parties requesting such information in connection with such Securitization.

        5.1.12 BUSINESS AND OPERATIONS. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Properties. Borrower shall at all times during the term of the Loan, continue to own all of the

Equipment, Fixtures and Personal Property which are necessary to operate the Properties in the manner required hereunder and in the manner in which it is currently operated.

        5.1.13 TITLE TO THE PROPERTIES. Borrower will warrant and defend (a) the title to each Individual Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any Individual Property, other than as permitted hereunder, is claimed by another Person.

        5.1.14 COSTS OF ENFORCEMENT. In the event (a) that any Mortgage encumbering any Individual Property is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any Individual Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or any of its constituent Persons or an assignment by Borrower or any of its constituent Persons for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees and costs, incurred by Lender or Borrower in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes.

        5.1.15 ESTOPPEL STATEMENT. (a) After request by Lender, Borrower shall furnish to Lender within ten (10) days a statement, duly acknowledged and certified, setting forth (i) the amount of the original principal amount of the Note, (ii) the unpaid principal amount of the Note, (iii) the Interest Rate of the Note, (iv) the date installments of interest and/or principal were last paid, (v) any known offsets or defenses to the payment of the Debt, if any, and
(vi) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

        (b) Borrower shall use commercially reasonable efforts to deliver to Lender upon request, tenant estoppel certificates from each commercial tenant leasing space at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than one (1) time in any calendar year.

        (c) Within thirty (30) days of request by Borrower, Lender shall deliver to Borrower a statement setting forth the items described at (a)(i),
(ii), (iii) and (iv) of this Section 5.1.15.

        5.1.16 LOAN PROCEEDS. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in SECTION 2.1.4.

        5.1.17 PERFORMANCE BY BORROWER. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

        5.1.18 CONFIRMATION OF REPRESENTATIONS. Borrower shall deliver, in connection with any Securitization, (a) one (1) or more Officer's Certificates certifying as to the accuracy (or disclosing any inaccuracies, as applicable) of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization, and (b) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, Principal and Guarantor as of the date of the Securitization.

        5.1.19 NO JOINT ASSESSMENT. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (a) with any other real property constituting a tax lot separate from such Individual Property, and (b) which constitutes real property with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Individual Property.

        5.1.20 LEASING MATTERS. Any Leases with respect to an Individual Property written after the Closing Date, for more than the Relevant Leasing Threshold square footage shall be subject to the prior written approval of Lender, which approval may be given or withheld in the sole discretion of Lender. Lender shall approve or disapprove any such Lease within ten (10) Business Days of Lender's receipt of a final execution draft of such Lease (including all exhibits, schedules, supplements, addenda or other agreements relating thereto) and a written notice from Borrower requesting Lender's approval to such Lease, and such Lease shall be deemed approved, if Lender does not disapprove such Lease within said ten (10) Business Day period provided such written notice conspicuously states, in large bold type, that "PURSUANT TO
SECTION 5.1.20 OF THE LOAN AGREEMENT, THE LEASE SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN TEN (10) BUSINESS DAYS OF LENDER'S RECEIPT OF SUCH LEASE AND WRITTEN NOTICE". Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates (unless such rental rates are otherwise set forth in the Leases executed prior to the Closing Date. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially impair Lender's rights under the Loan Documents. All Leases executed after the Closing Date shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the tenant thereunder agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale. Borrower
(i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce the terms, covenants and conditions contained in the Leases upon the part of the tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Individual Property involved except that no termination by Borrower or acceptance of surrender by a tenant of any Lease shall be permitted unless by reason of a tenant default and then only in a commercially reasonable manner to preserve and protect the Individual Property; provided, however, that no such termination or surrender of any Lease covering more than the Relevant Leasing Threshold will be permitted without the written consent of Lender which consent may be withheld in the reasonable discretion of Lender; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents without the prior written consent of Lender, which consent may be withheld in the sole discretion of Lender; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require. Notwithstanding anything to the contrary contained herein, Borrower shall not enter into a lease of all or substantially all of any Individual Property without Lender's prior written consent. Notwithstanding the foregoing, Borrower may, without the prior written consent of Lender, terminate any Lease which demises less than the Relevant Leasing Threshold under any of the following circumstances: (i) the tenant under said Lease is in default beyond any applicable grace and cure period, and Borrower has the right to terminate such Lease; (ii) such termination is permitted by the terms of the Lease in question and Borrower has secured an obligation from a third party to lease the space under the Lease to be terminated at a rental equal to or higher than the rental due under the Lease to be terminated; and (iii) if the tenant under the Lease to be terminated, has executed a right under said Lease to terminate its lease upon payment of a termination fee to Borrower, and has in fact terminated its lease and paid said fee, Borrower may accept said termination.

        5.1.21 ALTERATIONS. Subject to the rights of tenants to make alterations pursuant to the terms of their respective leases, Borrower shall obtain Lender's prior written consent to any alterations to any Improvements, which consent shall not be unreasonably withheld or delayed except with respect to alterations that may have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income. Notwithstanding the foregoing, Lender's consent shall not be required in connection with any alterations that will not have a material adverse effect on Borrower's financial condition, the value of the applicable Individual Property or the Net Operating Income, provided that such alterations are made in connection with (a) tenant improvement work performed pursuant to the terms of any Lease executed on or before the Closing Date, (b) tenant improvement work performed pursuant to the terms and provisions of a Lease and not adversely affecting any structural component of any Improvements, any utility or HVAC system contained in any Improvements or the exterior of any building constituting a part of any Improvements, (c) alterations performed in connection with the Restoration of an Individual Property after the occurrence of a Casualty or Condemnation in accordance with the terms and provisions of this Agreement or (d) any structural alteration which costs less than $500,000.00 in the aggregate for all components thereof which constitute such alteration or any non-structural alteration which costs less than $600,000.00 in the aggregate for all components thereof which constitute such alteration. If the total unpaid amounts due and payable with respect to alterations to the Improvements at any Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) shall at any time equal or exceed $600,000.00 (and such amount is not being paid from any Reserve Funds) (the "THRESHOLD Amount"), Borrower, upon Lender's request, shall promptly deliver to Lender as security for the payment of such amounts and as additional security for Borrower's obligations under the Loan Documents any of the following: (A) cash, (B) U.S. Obligations,
(C) other securities having a rating acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or any class thereof in connection with any Securitization or (D) a completion and performance bond or an irrevocable letter of credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than "A-1+" if the term of such bond or letter of credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is acceptable to Lender and that the applicable Rating Agencies have confirmed in writing will not, in and of itself, result in a downgrade, withdrawal or qualification of the then current ratings assigned to any Securities or class thereof in connection with any Securitization. Such security shall be in an amount equal to the excess of the total unpaid amounts with respect to alterations to the Improvements on the applicable Individual Property (other than such amounts to be paid or reimbursed by tenants under the Leases) over the Threshold Amount and, if cash, U.S. Obligations or other securities, may be applied from time to time, at the option of Borrower to pay for such alterations. At the option of Lender, following the occurrence and during the continuance of an Event of Default, Lender may terminate any of the alterations and use the deposit to restore any Individual Property to the extent necessary to prevent any material adverse effect on the value of such Individual Property.

        5.1.22 OPERATION OF PROPERTY. (a) Borrower shall cause the Properties to be operated, in all material respects, in accordance with the Property Management Agreement (or Replacement Management Agreement) as applicable. In the event that the Property Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender's consent to any termination or modification of the Property Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Property Manager or another Qualifying Property Manager, as applicable.

        (b) Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Property Management Agreement and do all things necessary to preserve and to keep unimpaired its material rights thereunder;
(ii) promptly notify Lender of any material default under the Property Management Agreement of which it is aware; and (iii) enforce the performance and observance of all of the covenants and agreements required to be performed and/or observed by Property Manager under the Property Management Agreement, in a commercially reasonable manner.

        5.1.23 SUPPLEMENTAL MORTGAGE AFFIDAVITS. As of the date hereof, Borrower represents that it has paid or has deposited with the title company issuing the Title Insurance Policies funds sufficient to pay all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any Individual Property, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, within fifteen (15) days of Lender's request, supplemental affidavits increasing the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on SCHEDULE I annexed hereto) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the applicable Individual Property (i) as of the date hereof and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt attributable to any such Individual Property (as set forth as the Release Amount on SCHEDULE I annexed hereto), and Borrower shall, on demand, pay any additional taxes.

        SECTION 5.2 NEGATIVE COVENANTS. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of the Mortgages encumbering the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

        5.2.1 OPERATION OF PROPERTY . Borrower shall not, without Lender's prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate or cancel the Property Management Agreement; provided, that Borrower may, without Lender's consent, replace the Property Manager so long as the replacement manager is a Qualifying Property Manager pursuant to a Replacement Management Agreement; (ii) reduce or consent to the reduction of the term of the Property Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Property Management Agreement; or (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Property Management Agreement in any material respect. Lender agrees that its consent pursuant to this SECTION 5.2.1(A) will not be unreasonably withheld, delayed or conditioned provided that in connection with any replacement of the Property Manager the Person chosen by Borrower as the replacement Property Manager is a Qualifying Property Manager, and further agrees that any such written request for consent that includes evidence that the replacement Property Manager is a Qualifying Property Manager, shall be approved or disapproved within ten (10) Business Days of Lender's receipt, provided such written request from Borrower shall conspicuously state, in large bold type, that "PURSUANT TO SECTION 5.2.1 OF THE LOAN AGREEMENT, A RESPONSE IS REQUIRED WITHIN TEN (10) BUSINESS DAYS OF LENDER'S RECEIPT OF THIS WRITTEN NOTICE". If Lender fails to disapprove any such matter within such period, Borrower shall provide a second written notice requesting approval, which written notice shall conspicuously state, in large bold type, that "PURSUANT TO SECTION 5.2.1 OF THE LOAN AGREEMENT, THE MATTER DESCRIBED HEREIN SHALL BE DEEMED APPROVED IF LENDER DOES NOT RESPOND TO THE CONTRARY WITHIN FIVE
(5) BUSINESS DAYS OF LENDER'S RECEIPT OF THIS WRITTEN NOTICE". Thereafter, if Lender does not disapprove such matter within said five (5) Business Day period such matter shall be deemed approved.

        5.2.2 LIENS. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any Individual Property or permit any such action to be taken, except:

                (i)     Permitted Encumbrances;

                (ii) Liens created by or permitted pursuant to the Loan Documents; and

                (iii) Liens for Taxes or Other Charges not yet delinquent (or that Borrower is contesting in accordance with the terms of Section
        5.1.2 hereof).

        5.2.3 DISSOLUTION. Borrower shall not (a) engage in any dissolution, liquidation or consolidation or merger with or into any other business entity,
(b) engage in any business activity not related to the ownership and operation of the Properties, (c) transfer, lease or sell, in one transaction or any combination of transactions, the assets or all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents or its qualification and good standing in any jurisdiction in which it is organized or any Individual Property is located (unless each related Individual Property in such jurisdiction has been released in accordance with the terms hereof) or
(e) cause the Principal to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which the Principal would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the certificate of formation or operating agreement of the Principal, in each case, without obtaining the prior written consent of Lender or Lender's designee.

        5.2.4 CHANGE IN BUSINESS. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Nothing contained in this SECTION 5.2.4 is intended to expand the rights of Borrower contained in SECTION 5.2.10(D) hereof.

        5.2.5 DEBT CANCELLATION. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

        5.2.6 ZONING. Borrower shall not initiate or consent to any zoning reclassification of any portion of any Individual Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any Individual Property in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

        5.2.7   INTENTIONALLY OMITTED .

        5.2.8   INTENTIONALLY OMITTED .

        5.2.9 ERISA. (a) Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Lender of any of its rights under the Note, this Agreement or the other Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

        (b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender in its sole discretion, that (A) Borrower is not and does not maintain an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(32) of ERISA; (B) Borrower is not subject to any state statute regulating investment of, or fiduciary obligations with respect to governmental plans; and (C) one or more of the following circumstances is true:

                (i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. ss.2510.3-101(b)(2);

                (ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by "benefit plan investors" within the meaning of 29 C.F.R. ss.2510.3-101(f)(2); or

                (iii) Borrower qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R.
        ss.2510.3-101(c) or (e).

        5.2.10 TRANSFERS. (a) Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members, principals and (if Borrower is a trust) beneficial owners in owning and operating properties such as the Properties in agreeing to make the Loan, and will continue to rely on Borrower's ownership of the Properties as a means of maintaining the value of the Properties as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Properties so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Properties.

        (b) Without the prior written consent of Lender, and except to the extent otherwise set forth in this SECTION 5.2.10, Borrower shall not, and shall not permit any Restricted Party do any of the following (collectively, a "TRANSFER"): (i) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Properties or any part thereof or any legal or beneficial interest therein or (ii) permit a Sale or Pledge of an interest in any Restricted Party, other than pursuant to Leases of space in the Improvements to tenants in accordance with the provisions of SECTION 5.1.20.

        (c) A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Properties or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of any Individual Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower's right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any merger, consolidation or Sale or Pledge of such corporation's stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Sale or Pledge of the membership interest of a managing member (or if no managing member, any member) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of non-managing membership interests or the creation or issuance of new non-managing membership interests; (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests; or (vii) the removal or the resignation of the managing agent (including, without limitation, an Affiliated Manager) other than in accordance with SECTION 5.1.22 hereof.

        (d) Notwithstanding the provisions of this SECTION 5.2.10, Lender's consent shall not be required in connection with (i) one or a series of Transfers, of up to forty-nine percent (49%) of the stock in a Restricted Party, the limited partnership interests or non-managing membership interests (as the case may be) in a Restricted Party (ii) any transfer to Behringer Harvard Funds or an Affiliate of Behringer Harvard Funds or (iii) any transfer of an equity interest in Behringer Harvard Funds or any Affiliate thereof or the issuance of additional equity interests in Behringer Harvard or any Affiliate thereof; PROVIDED, HOWEVER, no such Transfer shall result in the change of Control in Borrower, Guarantor or Property Manager. If after giving effect to any such Transfer, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in a Restricted Party are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in such Restricted Party as of the Closing Date, Borrower shall, no less than thirty (30) days prior to the effective date of any such Transfer, deliver to Lender an Additional Insolvency Opinion acceptable to Lender and the Rating Agencies. In addition, as a condition to any Transfer pursuant to this
SECTION 5.2.10(D), at all times, Guarantor must continue to Control Borrower and own, directly or indirectly, at least a 51% legal and beneficial interest in Borrower.

        (e) No consent to any assumption of the Loan shall occur on or before the first (1st) anniversary of the first (1st) Payment Date. Thereafter, Lender's consent to a one (1) time Transfer of the Properties shall not be unreasonably withheld provided that Lender receives sixty (60) days prior written notice of such Transfer and no Event of Default has occurred and is continuing, and further provided that the following additional requirements are satisfied:

                (i) Borrower shall pay Lender a transfer fee equal to one percent (1%) of the outstanding principal balance of the Loan at the time of such transfer;

                (ii) Borrower shall pay any and all reasonable out-of-pocket costs incurred in connection with such Transfer (including, without limitation, Lender's counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes and the fees and expenses of the Rating Agencies pursuant to clause (x) below);

                (iii) The proposed transferee (the "TRANSFEREE") or Transferee's Principals must have demonstrated expertise in owning and operating properties similar in location, size, class and operation to the Properties, which expertise shall be reasonably determined by Lender;

                (iv) Transferee and Transferee's Principals shall, as of the date of such transfer, have an aggregate net worth and liquidity reasonably acceptable to Lender;

                (v) Transferee, Transferee's Principals and all other entities which may be owned or Controlled directly or indirectly by Transferee's Principals ("RELATED ENTITIES") must not have been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors within seven (7) years prior to the date of the proposed Transfer;

                (vi) Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner satisfactory to Lender in all respects, including, without limitation, by entering into an assumption agreement in form and substance satisfactory to Lender;

                (vii) There shall be no material litigation or regulatory action pending or threatened against Transferee, Transferee's Principals or Related Entities which is not reasonably acceptable to Lender;

                (viii) Transferee, Transferee's Principals and Related Entities shall not have defaulted under its or their obligations with respect to any other Indebtedness in a manner which is not reasonably acceptable to Lender;

                (ix) Transferee and Transferee's Principals must be able to satisfy all the representations and covenants set forth in SECTIONS
        4.1.30 and 5.2.9 of this Agreement, no Default or Event of Default shall otherwise occur as a result of such Transfer, and Transferee and Transferee's Principals shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender and (B) all certificates, agreements and covenants reasonably required by Lender;

                (x) Transferee shall be approved by the Rating Agencies selected by Lender, which approval, if required by Lender, shall take the form of a confirmation in writing from such Rating Agencies to the effect that such Transfer will not result in a requalification, reduction, downgrade or withdrawal of the ratings in effect immediately prior to such assumption or transfer for the Securities or any class thereof issued in connection with a Securitization which are then outstanding;

                (xi) Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion reflecting such Transfer satisfactory in form and substance to Lender;

                (xii) Prior to any release of Guarantor, one (1) or more substitute guarantors reasonably acceptable to Lender shall have assumed all of the liabilities and obligations of Guarantor under the Guaranty and Environmental

        Indemnity executed by Guarantor or execute a replacement guaranty and environmental indemnity reasonably satisfactory to Lender;

                (xiii) Borrower or Transferee shall deliver, at its sole cost and expense, an endorsement to the Title Insurance Policies, as modified by the assumption agreement, as a valid first lien on the Properties and naming the Transferee as owner of the Properties, which endorsement shall insure that, as of the date of the recording of the assumption agreement, the Properties shall not be subject to any additional exceptions or liens other than those contained in the relevant Title Policy issued on the date hereof and other Permitted Encumbrances; and

                (xiv) Each Individual Property shall be managed by a Qualifying Property Manager pursuant to a Replacement Management Agreement.

Immediately upon a Transfer to such Transferee and the satisfaction of all of the above requirements, the named Borrower and Guarantor herein shall be released from all liability under this Agreement, the Note, the Mortgage and the other Loan Documents accruing after such Transfer. The foregoing release shall be effective upon the date of such Transfer, but Lender agrees to provide written evidence thereof reasonably requested by Borrower.

        (f) Borrower, without the consent of Lender, may grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for water and sewer lines, telephone and telegraph lines, electric lines and other utilities or for other similar purposes, provided that no transfer, conveyance or encumbrance shall materially impair the utility and operation of the related Individual Property or materially adversely affect the value of the related Individual Property or the Net Operating Income of such Individual Property. If Borrower shall receive any consideration in connection with any of said described transfers or conveyances, Borrower shall have the right to use any such proceeds in connection with any alterations performed in connection therewith, or required thereby. In connection with any transfer, conveyance or encumbrance permitted above, the Lender shall execute and deliver any instrument reasonably necessary or appropriate to evidence its consent to said action or to subordinate the Lien of the related Mortgage to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Lender of: (A) a copy of the instrument of transfer; and (B) an Officer's Certificate stating with respect to any transfer described above, that such transfer does not materially impair the utility and operation of the related Individual Property or materially reduce the value of such Individual Property or the Net Operating Income of such Individual Property.

        (g) Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon Borrower's Transfer without Lender's consent. This provision shall apply to every Transfer regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.

        VI.     INSURANCE; CASUALTY; CONDEMNATION

        SECTION 6.1 INSURANCE. (a) Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Properties providing at least the following coverages:

                (i) comprehensive all risk insurance ("SPECIAL FORM") including, but not limited to, loss caused by any type of windstorm or hail on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the "FULL REPLACEMENT COST," which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions; (C) providing for no deductible in excess of Ten Thousand and No/100 Dollars ($10,000) (except that deductibles of up to $25,000 shall be permitted for the Individual Properties known as Gateway 22 and Gateway 23) for all such insurance coverage excluding windstorm and earthquake and (D) containing an "Ordinance or Law Coverage" or "Enforcement" endorsement if any of the Improvements or the use of the Individual Property shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated "special flood hazard area", flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Note or
        (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as Lender shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Individual Property is located in an area with a high degree of seismic activity, provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i).

                (ii) business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in SUBSECTION (I) above; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Properties (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twenty-four
        (24) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of six (6) months from the date that the applicable Individual Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income insurance shall be determined prior to the Closing Date and at least once each year thereafter based on Borrower's reasonable estimate of the gross income from each Individual Property for the succeeding twenty-four (24) month period. All proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; PROVIDED, HOWEVER, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;

                (iii) at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the Individual Property coverage form does not otherwise apply, (A) owner's contingent or protective liability insurance, otherwise known as Owner Contractor's Protective Liability, covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in SUBSECTION (I) above written in a so-called builder's risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to SUBSECTION (I) above, (3) including permission to occupy the Individual Property, and (4) with an agreed amount endorsement waiving co-insurance provisions;

                (iv) comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under SUBSECTION (I) above;

                (v) commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Individual Property, such insurance (A) to be on the so-called "occurrence" form with a combined limit of not less than Two Million and 00/100 Dollars ($2,000,000.00) in the aggregate and One Million and 00/100 Dollars ($1,000,000.00) per occurrence; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an "if any" basis; (3) independent contractors;
        (4) blanket contractual liability for all written contracts and (5) contractual liability covering the indemnities contained in Article 9 of the Mortgages to the extent the same is available;

                (vi) automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of One Million Dollars and 00/100 Dollars ($1,000,000.00);

                (vii) worker's compensation and employee's liability subject to the worker's compensation laws of the applicable state;

                (viii) umbrella and excess liability insurance in an amount not less than Fifty Million and 00/100 Dollars ($50,000,000.00) per occurrence on terms consistent with the commercial general liability insurance policy required under SUBSECTION (V) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, which umbrella liability coverage shall apply in excess of the automobile liability coverage in clause (vi) above (provided that $35,000,000 of umbrella and excess liability insurance shall be permitted until the renewal of the existing coverage);

                (ix) the insurance required under Section 6.1(a)(i) and (ii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Section 6.1(a)(i) and (ii) above at all times during the term of the Loan; provided, however, Borrower shall not be required to pay annual premiums in excess of the Required Amount for the coverage required under this Section 6.1.1(a)(ix). If full coverage for acts of terrorism satisfying such requirements is not available for an amount equal to or less than the Required Amount (but coverage for acts of terrorism not fully satisfying such requirements is available), Borrower shall be required to spend an amount equal to the Required Amount for coverage for acts of terrorism, and the scope, form, deductible and carrier with respect to such coverage shall be acceptable to Lender in its sole discretion; and

                (x) upon sixty (60) days written notice, such other reasonable insurance and in such reasonable amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Individual Property located in or around the region in which the Individual Property is located.

        (b) All insurance provided for in SECTION 6.1(A) shall be obtained under valid and enforceable policies (collectively, the "POLICIES" or in the singular, the "POLICY"), and shall be subject to the approval of Lender as to insurance companies, amounts, deductibles, loss payees and insureds. The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of "A" or better (and the equivalent thereof) by at least two (2) of the Rating Agencies rating the Securities (one (1) of which shall be S&P if they are rating the Securities and one (1) of which will be Moody's if they are rating the Securities), or if only one (1) Rating Agency is rating the Securities, then only by such Rating Agency. The Policies described in SECTION
6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender, certificates of insurance evidencing the Policies accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (the "INSURANCE PREMIUMS"), shall be delivered by Borrower to Lender.

        (c) Any blanket insurance Policy shall specifically allocate to the Individual Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Properties in compliance with the provisions of SECTION 6.1(A).

        (d)     All Policies of insurance provided for or contemplated by
SECTION 6.1(A), except for the Policy referenced in SECTION 6.1(A)(VII) of this Agreement, shall name Borrower, or the Tenant, as the insured and Lender as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender.

        (e) All Policies of insurance provided for in Section 6.1(a) shall contain clauses or endorsements to the effect that:

                (i) no act or negligence of Borrower, or anyone acting for Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;

                (ii) the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days written notice to Lender and any other party named therein as an additional insured;

                (iii) the issuers thereof shall give written notice to Lender if the Policy has not been renewed fifteen (15) days prior to its expiration; and

                (iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

        (f) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Properties, including, without limitation, the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate after three (3) Business Days notice to Borrower if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgages and shall bear interest at the Default Rate. If Borrower fails in so insuring the Properties or in so assigning and delivering the Policies, Lender may, at its option, obtain such insurance using such carriers and agencies as Lender shall elect from year to year and pay the premiums therefor, and Borrower will reimburse Lender for any premium so paid, with interest thereon as stated in the Note from the time of payment, on demand, and the amount so owning to Lender shall be secured by the Mortgage. The insurance obtained by Lender may, but need not, protect Borrower's interest and the coverage that Lender purchases may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Properties.

        SECTION 6.2 CASUALTY. If any Individual Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a "CASUALTY"), Borrower (a) shall give to Lender prompt notice of such damage reasonably estimated by Borrower to cost more than Five Hundred Thousand Dollars ($500,000.00) to repair, and (b) shall promptly commence and diligently prosecute the completion of the Restoration of the Individual Property pursuant to SECTION 6.4 hereof as nearly as possible to the condition such Individual Property was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Lender and otherwise in accordance with SECTION 6.4 hereof. Borrower shall pay, or cause to be paid, all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies (and shall approve the final settlement, which approval shall not be unreasonably withheld or delayed) with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than Five Hundred Thousand and 00/100 Dollars ($500,000.00) and Borrower shall deliver to Lender all instruments required by Lender to permit such participation.

        SECTION 6.3 CONDEMNATION. Borrower shall promptly give Lender notice of the actual or threatened commencement of any proceeding for the Condemnation of any Individual Property upon obtaining information of such proceeding and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings if an Event of Default exists or if the amount of the Award exceeds three percent 3% of the Release Amount for the related Individual Property, and Borrower shall from time to time deliver to Lender all instruments requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. If any Individual Property or any portion thereof is taken by a condemning authority, Borrower shall promptly commence and diligently prosecute the Restoration of the applicable Individual Property or any portion thereof pursuant to SECTION 6.4 hereof and otherwise comply with the provisions of SECTION 6.4 hereof. If any Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt.

        SECTION 6.4 RESTORATION. The following provisions shall apply in connection with the Restoration of any Individual Property:

        (a) If the Net Proceeds shall be less than the Relevant Restoration Threshold and the costs of completing the Restoration shall be less than the Relevant Restoration

Threshold, the Net Proceeds will be disbursed by Lender to Borrower upon receipt, provided that all of the conditions set forth in SECTION 6.4(B)(I) below are met and Borrower delivers to Lender a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

        (b) If the Net Proceeds are equal to or greater than the Relevant Restoration Threshold or the costs of completing the Restoration is equal to or greater than the Relevant Restoration Threshold, then in either case Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this SECTION 6.4(B). The term "NET PROCEEDS" for purposes of this
SECTION 6.4 shall mean: (x) the net amount of all insurance proceeds received by Lender pursuant to SECTION 6.1 (A)(I), (IV), (IX) and (X) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("INSURANCE PROCEEDS"), or (y) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same ("CONDEMNATION PROCEEDS"), whichever the case may be.

                (i) The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

                        (A) no Event of Default shall have occurred and be continuing;

                        (B) (1) in the event the Net Proceeds are Insurance Proceeds, less than twenty-five percent (25%) of the total floor area of the Improvements on the Individual Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Individual Property is taken, and such land is located along the perimeter or periphery of the Individual Property, and no portion of the Improvements is located on such land;

                        (C) Leases demising in the aggregate a percentage amount equal to or greater than the Rentable Space Percentage of the total rentable space in the Individual Property which has been demised under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower and/or Tenant, as applicable under the respective Lease, will make all necessary repairs and restorations thereto at their sole cost and expense. The term "RENTABLE SPACE PERCENTAGE" shall mean a percentage amount equal to sixty-five percent (65%);

                        (D) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than one hundred twenty (120) days after such Casualty or Condemnation or obtaining building permits, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion;

                        (E) Lender shall be satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Individual Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in SECTION 6.1(A)(II) hereof, if applicable, or (3) by other funds of Borrower;

                        (F) Lender shall be satisfied that the Restoration will be completed on or before the earliest to occur of (1) six
                (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the applicable Individual Property to the condition it was in immediately prior to such Casualty or to as nearly as possible the condition it was in immediately prior to such Condemnation, as applicable, or
                (4) the expiration of the insurance coverage referred to in
                SECTION 6.1(A)(II) hereof;

                        (G) the Individual Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements;

                        (H) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements;

                        (I) such Casualty or Condemnation, as applicable, does not result in the loss of access to the Individual Property or the related Improvements;

                        (J) the Debt Service Coverage Ratio for the affected Individual Property, after giving effect to the Restoration, shall be equal to or greater than 1.25 to 1.0;

                        (K) Borrower shall deliver, or cause to be delivered, to Lender a signed detailed budget approved in writing by Borrower's architect or engineer stating the entire cost of completing the Restoration, which budget shall be approved by Lender, which approval shall not be unreasonably withheld; and

                        (L) the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender are sufficient in Lender's discretion to cover the cost of the Restoration.

                (ii) The Net Proceeds shall be held by Lender in an interest-bearing account and, until disbursed in accordance with the provisions of this SECTION 6.4(B), shall constitute additional security for the Debt and Other Obligations under the Loan Documents. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full or will be paid in full upon such disbursement, and (B) there exist no notices of pendency, stop orders, mechanic's or materialman's liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Individual Property which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the title company issuing the Title Insurance Policy.

                (iii) All plans and specifications required in connection with the Restoration, the cost of which exceeds the Relevant Restoration Threshold, shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the "CASUALTY Consultant"), such review and acceptance not to be unreasonably withheld or delayed. Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Lender and the Casualty Consultant, such review and acceptance not to be unreasonably withheld or delayed. All costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant's fees, shall be paid by Borrower.

                (iv) In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, MINUS the Casualty Retainage. The term "CASUALTY RETAINAGE" shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this SECTION 6.4(B), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this
        SECTION 6.4(B) and that all approvals necessary for the re-occupancy and use of the Individual Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor's, subcontractor's or materialman's contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the title company issuing the Title Insurance Policy, and Lender receives an endorsement to the Title Insurance Policy insuring the continued priority of the lien of the related Mortgage and evidence of payment of any premium payable for such endorsement. If required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

                (v) Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

                (vi) If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the "NET PROCEEDS DEFICIENCY") with Lender before any further disbursement of the Net Proceeds shall be made. The Net Proceeds Deficiency deposited with Lender shall be held by Lender and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to this SECTION 6.4(B) shall constitute additional security for the Debt and Other Obligations under the Loan Documents.

                (vii) The excess, if any, of the Net Proceeds (and the remaining balance, if any, of the Net Proceeds Deficiency) deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this
        SECTION 6.4(B), and the receipt by Lender of evidence satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Lender to Borrower, provided no Event of Default shall have occurred and shall be continuing under the Note, this Agreement or any of the other Loan Documents.

        (c) All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Borrower as excess Net Proceeds pursuant to SECTION 6.4(B)(VII) may be retained and applied by Lender toward the payment of the Debt whether or not then due and payable in such order, priority and proportions as Lender in its sole discretion shall deem proper

(provided no Event of Default exists, Borrower shall not be required to pay any prepayment consideration in connection with such payment), or, at the discretion of Lender, the same may be paid, either in whole or in part, to Borrower for such purposes as Lender shall designate, in its discretion.

        (d) In the event of foreclosure of the Mortgage with respect to an Individual Property, or other transfer of title of an Individual Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning such Individual Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

        (e) Lender shall with reasonable promptness following any Casualty or Condemnation notify Borrower whether or not Net Proceeds are required to be made available to Borrower for restoration pursuant to this Section 6.4. All Net Proceeds not required to be made available for Restoration shall be retained and applied by Lender in accordance with SECTION 2.4.2 hereof (a "NET PROCEEDS PREPAYMENT"). If such Net Proceeds Prepayment shall be equal to or greater than Two Million and 00/100 Dollars ($2,000,000.00), Borrower shall have the right to elect to prepay the outstanding principal balance of Adjusted Release Amount (less the Net Proceeds Prepayment) for the affected Individual Property (a "CASUALTY/CONDEMNATION PREPAYMENT") without payment of the Yield Maintenance Premium upon satisfaction of the following conditions: (i) within thirty (30) days following the date of the Net Proceeds Prepayment, Borrower shall provide Lender with written notice of Borrower's intention to pay the Note in an amount equal to the related Adjusted Release Amount (less the Net Proceeds Prepayment),
(ii) Borrower shall prepay the Note in such amount on or before the third (3rd) Payment Date occurring following the date of the Net Proceeds Prepayment (provided that if any such prepayment is made on a date other than a Payment Date, Borrower shall pay Lender all interest which would have accrued on the amount being prepaid through the next Payment Date), and (iii) no Event of Default shall exist on the date of such Casualty/Condemnation Prepayment. Notwithstanding anything in Section 6.2 or Section 6.3 to the contrary, Borrower shall have no obligation to commence Restoration of the related Individual Property upon delivery of the written notice set forth in clause (i) of the preceding sentence (unless Borrower subsequently shall fail to satisfy the requirement of clause (ii) of the preceding sentence).

        VII.    RESERVE FUNDS

        SECTION 7.1 REQUIRED REPAIRS. Borrower shall perform the repairs at the Properties, as more particularly set forth on SCHEDULE III hereto (such repairs hereinafter referred to as "REQUIRED REPAIRS"). Borrower shall complete the Required Repairs on or before the required deadline for each repair as set forth on SCHEDULE III. It shall be an Event of Default under this Agreement if Borrower does not complete the Required Repairs at each Individual Property by the required deadline for each repair as set forth on SCHEDULE III.

        SECTION 7.2 TAX AND INSURANCE ESCROW FUND. Borrower shall pay to Lender on each Payment Date (a) one-twelfth (1/12)of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty
(30) days prior to their respective due dates, and (b) one-twelfth (1/12) of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above are hereinafter called the "TAX AND INSURANCE ESCROW FUND"). The Tax and Insurance Escrow Fund and the Monthly Debt Service Payment Amount, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to this Agreement and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums) or from Borrower without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof, provided, however, Lender shall use reasonable efforts to pay such real property taxes sufficiently early to obtain the benefit of any available discounts of which it has knowledge. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay Taxes and Insurance Premiums by the dates set forth above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes or Insurance Premiums.

        SECTION 7.3      REPLACEMENTS AND REPLACEMENT RESERVE.

        7.3.1 REPLACEMENT RESERVE FUND. Borrower shall pay to Lender on each Payment Date one-twelfth (1/12) of $0.20 per rentable square foot of space at the Properties (which would be one-twelfth (1/12) of $97,198 based upon the current aggregate rentable square footage of 485,990) (the "REPLACEMENT RESERVE MONTHLY DEPOSIT") for replacements and repairs required to be made to the Properties during the calendar year (collectively, the "REPLACEMENTS"). Amounts so deposited shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE FUND" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "REPLACEMENT RESERVE ACCOUNT". Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund upon thirty (30) days notice to Borrower if Lender determines in its commercially reasonable discretion based upon updated engineering reports or inspections of the Properties that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with SECTION 2.5 hereof.

        7.3.2 DISBURSEMENTS FROM REPLACEMENT RESERVE ACCOUNT. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of the Replacements. Lender shall not be obligated to make disbursements from the Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property, replacements of inventory or for costs which are to be reimbursed from the Rollover Reserve Fund.

        (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this SECTION 7.3.2, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to SECTION 7.3.2(E)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

        (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable Legal Requirements of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided and, unless Lender has agreed to issue joint checks as described below, each request shall include evidence of payment of all such amounts. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided. Except as provided in SECTION 7.3.2(E), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion of the subject Replacement satisfactory to Lender in its reasonable judgment.

        (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement. In the case of payments made by joint check, Lender may require a waiver of lien from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain lien waivers from each contractor, supplier, materialman, mechanic or subcontractor who receives payment in an amount equal to or greater than $100,000 for completion of its work or delivery of its materials. Any lien waiver delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

        (e) If (i) the cost of a Replacement exceeds $100,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

        (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the total cost of all Replacements in any request shall not be less than $15,000.00.

        7.3.3 PERFORMANCE OF REPLACEMENTS. (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other similar properties in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

        (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials under contracts for an amount in excess of $100,000 in connection with the Replacements performed by Borrower. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender.

        (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, and such failure continues to exist for more than thirty (30) days after notice from Lender to Borrower, Lender shall have the option, upon ten (10) days notice to Borrower (except in the case of an emergency), to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement, and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

        (d) In order to facilitate Lender's completion or making of the Replacements pursuant to SECTION 7.3.3(C) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and/or employ watchmen to protect such Individual Property from damage, subject to the rights of Tenants. All sums so expended by Lender, to the extent not from the Replacement Reserve Fund, shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked but shall only be effective following an Event of Default. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements; (ii) to make such additions, changes and corrections to the Replacements as shall be necessary or desirable to complete the Replacements;
(iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

        (e) Nothing in this SECTION 7.3.3 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement;
(iii) obligate Lender to proceed with the Replacements; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement.

        (f) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this SECTION 7.3.3 to enter onto each Individual Property during normal business hours (subject to the rights of tenants under their Leases) to inspect the progress of any Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements which are or may be kept at each Individual Property, and to complete any Replacements made pursuant to this SECTION 7.3.3. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this SECTION 7.3.3(F) or the completion of Replacements pursuant to this SECTION 7.3.3.

        (g) Lender may require an inspection of the Individual Property at Borrower's expense prior to making a monthly disbursement in excess of $100,000 from the Replacement Reserve Account in order to verify completion of the Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

        (h) The Replacements and all materials, equipment, fixtures, or any other item comprising a part of any Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

        (i) Before each disbursement in excess of $100,000 from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by Lender, if any).

        (j) All Replacements shall comply with all applicable Legal Requirements of all Governmental Authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

        (k) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender. All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. Certified copies of such policies shall be delivered to Lender.

        7.3.4 FAILURE TO MAKE REPLACEMENTS. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this SECTION 7.3 and such failure is not cured within thirty (30) days after notice from Lender; PROVIDED, HOWEVER, if such failure is not capable of being cured within said thirty (30) day period, then provided that Borrower commences action to complete such cure and thereafter diligently proceeds to complete such cure, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower, in the exercise of due diligence, to cure such failure, but such additional period of time shall not exceed ninety (90) days. Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to completion of the Replacements as provided in SECTION 7.3.3, or for any other repair or replacement to any Individual Property or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

        (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

        7.3.5 BALANCE IN THE REPLACEMENT RESERVE ACCOUNT. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents.

        7.3.6   INDEMNIFICATION

        . Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements unless the same are solely due to gross negligence or willful misconduct of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

        SECTION 7.4      ROLLOVER RESERVE.

        7.4.1 DEPOSITS TO ROLLOVER RESERVE FUND. Borrower shall pay to Lender on each Payment Date one-twelfth (1/12) of $1.00 per rentable square foot of space at the Properties (which would be one-twelfth (1/12) of $485,990 based upon the current aggregate rentable square footage of 485,990), which amounts shall be deposited with and held by Lender for tenant improvement and leasing commission obligations incurred following the date hereof. Additionally, Borrower shall deposit with Lender any Lease Termination Fees. Amounts so deposited shall hereinafter be referred to as the "ROLLOVER RESERVE FUND" and the account to which such amounts are held shall hereinafter be referred to as the "ROLLOVER RESERVE ACCOUNT."

        7.4.2 WITHDRAWAL OF ROLLOVER RESERVE FUNDS. Lender shall make disbursements from the Rollover Reserve Fund for tenant improvement and leasing commission obligations incurred by Borrower. All such expenses shall be approved by Lender in its commercially reasonable discretion, except that Lender's approval of such expenses shall not be required (a) if Lender has separately approved (but was not deemed to have approved) the related Lease in accordance with the provisions of SECTION 5.1.20 of this Agreement or (b) with respect to tenant improvement expenses that are less than $25.00 per square foot. Lender shall make disbursements as requested by Borrower on a monthly basis in increments of no less than $5,000.00 upon delivery by Borrower of Lender's standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if required by Lender, lien waivers and releases from all parties furnishing materials and/or services in connection with the requested payment. Lender may require an inspection of the Properties at Borrower's expense prior to making a monthly disbursement in order to verify completion of improvements for which reimbursement is sought. Any Lease Termination Fee shall be applied first to tenant improvement and leasing commission obligations incurred in connection with the reletting of the space for which such Lease Termination Fee was paid pursuant to a Lease approved by Lender in accordance with the provisions of this Agreement, and any remaining portion of such Lease Termination Fee shall be released to Borrower provided that no Event of Default exists and Lender shall have received a tenant estoppel certificate in form and substance reasonably satisfactory to Lender.

        SECTION 7.5 ADS LETTER OF CREDIT7.5.1 . Unless the ADS Lease is extended on terms acceptable to Lender prior to October 31, 2008, Borrower shall deliver to Lender (a) cash or a Letter of Credit in the amount of $2,250,000 on or before October 31, 2008 and (b) cash or an additional Letter of Credit in the amount of $2,250,000 on or before October 31, 2009. If Borrower fails to deliver either such Letter of Credit or cash in the required amount on the dates required to be delivered, Lender shall have the right to implement a Cash Sweep Period under the Cash Management Agreement and it shall be an Event of Default if Borrower thereafter fails to deliver either such Letter of Credit or cash in the required amount within thirty (30) days after notice from Lender. Any such Letter of Credit, cash or funds deposited in the ADS Account pursuant to the Cash Management Agreement shall be released to Borrower provided that (a) no other Event of Default exists, (b) the ADS Lease is extended on terms satisfactory to Lender or Borrower enters into one or more replacement Leases for the space demised under the ADS Lease in accordance with the requirements of
SECTION 5.1.20 hereof and (c) Lender shall have received a tenant estoppel certificate in form and substance reasonably satisfactory to Lender (it being acknowledged that the form of estoppel certificate delivered with respect to the ADS Lease in connection with the closing of the Loan is satisfactory to Lender).

        7.5.2 In the event the ADS Lease is renewed in 2010, unless the ADS Lease is further extended on terms acceptable to Lender prior to October 31, 2013, Borrower shall deliver to Lender (a) cash or a Letter of Credit in the amount of $2,250,000 on or before October 31, 2013 and (b) cash or an additional Letter of Credit in the amount of $2,250,000 on or before October 31, 2014. If Borrower fails to deliver either such Letter of Credit or cash in the required amount on the dates required to be delivered, Lender shall have the right to implement a Cash Sweep Period under the Cash Management Agreement and it shall be an Event of Default if Borrower thereafter fails to deliver either such Letter of Credit or cash in the required amount within thirty (30) days after notice from Lender. Any such Letter of Credit, cash or funds deposited in the ADS Account pursuant to the Cash Management Agreement shall be released to Borrower provided that (a) no other Event of Default exists, (b) the ADS Lease is extended on terms satisfactory to Lender or Borrower enters into one or more replacement Leases for the space demised under the ADS Lease in accordance with the requirements of SECTION 5.1.20 hereof and (c) Lender shall have received a tenant estoppel certificate in form and substance reasonably satisfactory to Lender (it being acknowledged that the form of estoppel certificate delivered with respect to the ADS Lease in connection with the closing of the Loan is satisfactory to Lender).

        SECTION 7.6 RESERVE FUNDS, GENERALLY. Borrower grants to Lender a first-priority perfected security interest in each of the Reserve Funds and any and all monies now or hereafter deposited in each Reserve Fund as additional security for payment of the Debt. Until expended or applied in accordance herewith, the Reserve Funds shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Funds to the payment of the Debt in any order in its sole discretion. The

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Reserve Funds shall not constitute trust funds and may be commingled with other monies held by Lender. Amounts deposited in the Replacement Reserve Fund and the Rollover Reserve Fund shall bear interest at the thirty day money market rate published by the bank used by Lender to hold escrow deposits, and shall be held and released by Lender, and used by Borrower, in accordance with the terms and conditions of this Agreement. Lender shall be entitled to a servicing fee in the amount of .25% per annum multiplied by the average daily balance on deposit in the Replacement Reserve Fund and the Rollover Reserve Fund, and Lender is hereby authorized to deduct such servicing fee from the Replacement Reserve Fund and the Rollover Reserve Fund on a monthly basis. All interest or other income in connection with the deposit or placement of the Replacement Reserve Fund and the Rollover Reserve Fund, less the servicing fee, shall be reported under Borrower's tax identification number, and shall only be disbursed as set forth in this Agreement. All interest on any Reserve Fund other than the Replacement Reserve Fund or Rollover Reserve Fund shall not be added to or become a part thereof and shall be the sole property of and shall be paid to Lender. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in any Reserve Fund or the monies deposited therein or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the obligations for which the Reserve Funds were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Funds; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

        SECTION 7.7 LETTER OF CREDIT RIGHTS. Any Letter of Credit delivered to Lender pursuant to this Agreement shall be held by Lender as additional security for the Loan. Lender shall have the right to draw upon any Letter of Credit immediately and without further notice:7.7.1 upon the occurrence and during the continuance of an Event of Default;7.7.2 if Borrower fails to deliver to Lender, no less than thirty (30) days prior to the expiration of any Letter of Credit (including any renewal or extension thereof), a renewal or extension of such Letter of Credit or a replacement Letter of Credit; or

        7.7.3 if the institution issuing the Letter of Credit ceases to be an Eligible Institution and Borrower fails to deliver to Lender a replacement Letter of Credit from an Eligible Institution within thirty (30) days of the date that Borrower is notified or otherwise becomes aware that such institution ceased to be an Eligible Institution.

        SECTION 7.8 APPLICATION OF LETTER OF CREDIT PROCEEDS. In the event of a draw upon a Letter of Credit due to the existence of an Event of Default, Lender may apply such amounts in such order and in such amounts as Lender shall elect, in its sole and absolute discretion, to payment of the Debt. In the event of a draw upon a Letter of Credit due to the

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occurrence of an event described in SECTION 7.7.2 or SECTION 7.7.3 above, Lender shall deposit the proceeds of such Letter of Credit into a reserve account designated by Lender and such proceeds shall be held and released in the same manner applicable to the release of the Letter of Credit.VIII. DEFAULTS

        SECTION 8.1 EVENT OF DEFAULT. (a) Each of the following events shall constitute an event of default hereunder (an "EVENT OF DEFAULT"):

                (i) if any portion of the Debt is not paid prior to the fifth (5th) calendar day after the same is due or if the entire Debt is not paid on the Maturity Date, along with applicable prepayment premiums, if any;

                (ii) if any of the Taxes or Other Charges are not paid prior to the date when the same become delinquent, except to the extent that Borrower is contesting same in accordance with the terms of Section
        5.1.2 hereof, or there are sufficient funds in the Tax and Insurance Escrow Fund to pay such Taxes or Other Charges and Lender fails to or refuses to release the same from the Tax and Insurance Escrow Fund;

                (iii) if the Policies are not kept in full force and effect, or if certified copies of the Policies are not delivered to Lender within ten (10) days of request;

                (iv) if Borrower Transfers or encumbers any portion of the Properties without Lender's prior written consent (to the extent such consent is required) or otherwise violates the provisions of this Agreement and Article 6 of any Mortgage;

                (v) if any material representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

                (vi) if Borrower, Principal or Guarantor shall make an assignment for the benefit of creditors;

                (vii) if a receiver, liquidator or trustee shall be appointed for Borrower, Principal or Guarantor or if Borrower, Principal or Guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, Principal or Guarantor, or if any proceeding for the dissolution or liquidation of Borrower, Principal or Guarantor shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, Principal or Guarantor, upon the same not being discharged, stayed or dismissed within one hundred eighty (180) days;

                (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

                (ix) if Borrower breaches any of its respective negative covenants contained in Section 5.2 or any covenant contained in SECTION
        4.1.30 hereof;

                (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

                (xi) if any of the assumptions contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

                (xii)   [intentionally omitted];

                (xiii) if Borrower shall continue to be in Default under any of the terms, covenants or conditions of SECTION 9.1 hereof (unless Borrower is unable to satisfy such term, covenants or conditions due to circumstances beyond its control, such as the unavailability of information requested by Lender), or willfully fails to cooperate with Lender in connection with a Securitization pursuant to the provisions of
        SECTION 9.1 hereof, for five (5) Business Days after notice to Borrower from Lender;

                (xiv) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in SUBSECTIONS (I) to (XII) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty
        (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed one hundred eighty (180) days; or

                (xv) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any Individual Property, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt.

        (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any Individual Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and Other Obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

        SECTION 8.2 REMEDIES. (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of any Individual Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule (to the extent waiveable by Borrower), and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

        (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in any preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties, or any part thereof, in its absolute discretion in respect of the Debt. In addition, to the extent permitted by applicable law, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

        (c) During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "SEVERED LOAN DOCUMENTS") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender following the occurrence of an Event of Default as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation, execution, recording or filing of the Severed Loan Documents in connection with an Event of Default and the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

        SECTION 8.3 REMEDIES CUMULATIVE; WAIVERS. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

        IX.     SPECIAL PROVISIONS

        SECTION 9.1      SECURITIZATION.

        9.1.1 SALE OF NOTES AND SECURITIZATION. Borrower acknowledges and agrees that Lender may sell all or any portion of the Loan and the Loan Documents, or issue one or more participations therein, or consummate one or more private or public securitizations of rated single- or multi-class securities (the "SECURITIES") secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (such sales, participations and/or securitizations, collectively, a "SECURITIZATION"). At the request of Lender, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use reasonable efforts to provide information not in the possession of Lender or which may be reasonably required by Lender or take other actions reasonably required by Lender, in each case in order to satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization including, without limitation, to:

        (a) provide additional and/or updated Provided Information, together with appropriate verification and/or consents related to the Provided Information through letters of auditors or opinions of counsel of independent attorneys reasonably acceptable to Lender, prospective investors and/or the Rating Agencies;

        (b) assist in preparing descriptive materials for presentations to any or all of the Rating Agencies, and work with, and if requested, supervise, third-party service providers engaged by Borrower and approved by Lender, Principal and their respective affiliates to obtain, collect, and deliver information requested or required by Lender, prospective investors and/or the Rating Agencies;

        (c) deliver (i) an Additional Insolvency Opinion and an opinion with respect to due execution and enforceability with respect to the Properties, Borrower, Principal, Guarantor and their respective Affiliates and the Loan Documents, and (ii) revised organizational documents for Borrower, which counsel opinions and organizational documents shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;

        (d) if required by any prospective investor and/or any Rating Agency, use commercially reasonable efforts to deliver such additional tenant estoppel letters, subordination agreements or other agreements from parties to agreements that affect the Properties, which estoppel letters, subordination agreements or other agreements shall be reasonably satisfactory to Lender, prospective investors and/or the Rating Agencies;

        (e) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, Principal, Guarantor and the Loan Documents as may be reasonably requested by Lender, prospective investors and/or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents;

        (f) execute such amendments to the Loan Documents and organizational documents as may be reasonably requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; PROVIDED, HOWEVER, that Borrower shall not be required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material term of the Loan;

        (g) if requested by Lender, review any information regarding the Properties, Borrower, Principal, Guarantor, Property Manager and the Loan which is contained in a preliminary or final private placement memorandum, prospectus, prospectus supplement (including any amendment or supplement to either thereof), or other disclosure document to be used by Lender or any affiliate thereof; and

        (h) supply to Lender such documentation, financial statements and reports in form and substance required in order to comply with any applicable securities laws.

        9.1.2 LOAN COMPONENTS. Borrower covenants and agrees that in connection with any Securitization of the Loan, upon Lender's request Borrower shall deliver one or more new component notes to replace the original note or modify the original note to reflect multiple components of the Loan or create one or more mezzanine loans (including amending Borrower's organizational structure to provide for one or more mezzanine borrowers) (each a "RESIZING EVENT"). Lender agrees that such new notes or modified note or mezzanine notes shall have the same weighted average coupon as the original note prior to such Resizing Event and shall otherwise comply with the provisions of SECTION 9.1.1(F). In connection with any Resizing Event, Borrower covenants and agrees to modify the Cash Management Agreement with respect to the newly created components and/or mezzanine loans.

        9.1.3 SECURITIZATION COSTS. All reasonable third party costs and expenses incurred by Borrower in connection with Borrower's complying with requests made under this Section 9.1 (including, without limitation, the fees and expenses of the Rating Agencies) shall be paid by Lender.

        9.1.4 UNCROSS OF PROPERTIES. Borrower agrees that at any time JPM shall have the unilateral right to elect to uncross any of the Properties (the "AFFECTED PROPERTY"). In furtherance thereof, Lender shall have the right to (i) sever or divide the Note and the other Loan Documents in order to allocate to such Affected Property the portion of the Loan allocable to such Property (the "ALLOCATED LOAN AMOUNT") evidenced by a new note and secured by such other loan documents (collectively, the "NEW NOTE") having a principal amount equal to the Release Amount applicable to such Affected Property, (ii) segregate the applicable portion of each of the Reserve Funds relating to the Affected Property, (iii) release any cross-default and/or cross-collateralization provisions applicable to such Affected Property and (iv) take such additional action consistent therewith; provided, that such New Note secured by such Affected Property, together with the Loan Documents secured by the remaining Properties, shall not increase in the aggregate (A) any monetary obligation of Borrower under the Loan Documents, or (B) any other obligation of Borrower under the Loan Documents in any material respect. In connection with the transfer of any such Affected Property as provided for in this SECTION 9.1.4, the Loan shall be reduced by an amount equal to amount of the New Note applicable to such Affected Property and the new loan secured by such Affected Property and evidenced by the New Note shall be in an amount equal to such Allocated Loan Amount. Subsequent to the release of the Affected Property from the lien of the Loan pursuant to this SECTION 9.1.4, the balances of the components of the Loan shall be the same as they would have been had a prepayment occurred in an amount equal to the Allocated Loan Amount of the Affected Property. At the request of Lender, Borrower shall otherwise cooperate with JPM and Lender in their attempt to satisfy all requirements necessary in order for JPM to obtain written confirmation from the Rating Agencies that such transfer of the Affected Property from the Securitization and splitting of the Loan shall not cause a downgrade, withdrawal or qualification of the then current ratings of the Securities or any class thereof, which requirements shall include, without limitation, the execution of such documents and instruments and delivery by JPM of such opinions of counsel as are typical for similar transactions, including, an opinion of counsel that the release of the Affected Property will not be a "significant modification" of this Loan within the meaning of Section 1.1001-3 of the regulations of the United States Department of the Treasury and that all other requirements applicable, if any, to a REMIC Trust, have been satisfied or have not otherwise been violated. Lender shall cause all reasonable costs and expenses incurred by Borrower in connection with this SECTION 9.1.4 (including, without limitation, any costs and expenses incurred by Borrower in connection with the transfer of the Affected Property to a Special Purpose Entity and the maintenance and operation of such Special Purpose Entity) to be paid by JPM.

        SECTION 9.2 [INTENTIONALLY OMITTED]SECTION 9.3 EXCULPATION. Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents following an Event of Default, or any other collateral given to Lender pursuant to the Loan Documents; PROVIDED, HOWEVER, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents following an Event of Default and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this Section shall not, however, (a) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder;
(d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases following an Event of Default; (f) constitute a prohibition against Lender commencing any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties. In addition, the foregoing shall not be deemed a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

                (i)     the misapplication or misappropriation of Rents;

                (ii) the misapplication or misappropriation of Insurance Proceeds or Awards;

                (iii) Borrower's failure to return or to reimburse Lender for all Personal Property (other than Personal Property not material to the operation or value of the affected Individual Property) taken from the Property by or on behalf of Borrower and not replaced with Personal Property of the same utility and of the same or greater value;

                (iv) any act of actual waste or arson by Borrower, any principal, affiliate, general partner or member thereof or by Guarantor;

                (v) any fees or commissions paid by Borrower to any principal, affiliate, general partner or member of Borrower or any Guarantor in violation of the terms of this Guaranty, the other Loan Documents;

                (vi)    Borrower's failure to comply with the provisions of
        SECTION 9.4 of any of the Mortgages or

                (vii) any fraud, willful misconduct or intentional material misrepresentation by Borrower, Principal, Guarantor or any of their respective Affiliates in connection with the Loan; or

                (viii)  any breach or default of any material provision of
        SECTION 4.1.30 of this Agreement (other than breaches of the requirements set forth in clauses (xii) or (xxiii) of the definition of Special Purpose Entity).

        Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event or: (i) a voluntary breach or default under SECTION 5.2.10 of this Agreement, (ii) Borrower or Principal filing a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (iii) Borrower or Principal filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or soliciting or causing to be solicited petitioning creditors for any involuntary petition from any Person; (iv) Borrower or Principal consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower, Principal or any portion of the Property; or (v) Borrower or Principal making an assignment for the benefit of creditors.

        SECTION 9.4 MATTERS CONCERNING PROPERTY MANAGER . If (a) an Event of Default has occurred, (b) Property Manager shall become bankrupt or insolvent or (c) a default occurs under the Property Management Agreement and continues beyond all applicable notice and cure periods, Borrower shall, at the request of Lender, terminate the Property Management Agreement and replace the Property Manager with a Qualifying Property Manager pursuant to a Replacement Management Agreement, it being understood and agreed that the management fee for such Qualifying Property Manager shall not exceed then prevailing market rates.

        SECTION 9.5 SERVICER. At the option of Lender, the Loan may be serviced by a servicer/trustee (any such servicer/trustee, together with its agents, nominees or designees, are collectively referred to as "SERVICER") selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the "SERVICING AGREEMENT") between Lender and Servicer. Borrower shall be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement; provided, however, that Borrower shall not be responsible for payment of the monthly servicing fee due to Servicer under the Servicing Agreement.

        X.      MISCELLANEOUS

        SECTION 10.1 SURVIVAL. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

        SECTION 10.2 LENDER'S DISCRETION. Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

        SECTION 10.3     GOVERNING LAW.

        (a) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE

LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

        (b) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND
APPOINT:

         CT Corporation System
         111 Eighth Avenue
         New York, New York 10011

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

        SECTION 10.4 MODIFICATION, WAIVER IN WRITING. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

        SECTION 10.5 DELAY NOT A WAIVER. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

        SECTION 10.6 NOTICES. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by
(a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

        If to Lender:        JPMorgan Chase Bank, N.A.
                             c/o ARCap Servicing, Inc.
                             5605 North MacArthur Boulevard, Suite 950
                             Irving, Texas 75038
                             Attention: Clyde F. Greenhouse

        With a copy to:      Kelley Drye & Warren LLP
                             101 Park Avenue
                             New York, New York 10178
                             Attention:  Paul A. Keenan, Esq.

        If to Borrower:      c/o Behringer Harvard Funds
                             15601 Dallas Parkway, Suite 600
                             Addison, Texas 75001
                             Attention: Gerald J. Reihsen, III

        With a copy to:      Luce, Forward, Hamilton & Scripps LLP
                             600 West Broadway
                             Suite 2600
                             San Diego, CA 92101-3391
                             Attention: Darryl Steinhause, Esq.

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

        SECTION 10.7     TRIAL BY JURY.

        BORROWER AND LENDER HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER AND LENDER.

        SECTION 10.8 HEADINGS. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

        SECTION 10.9 SEVERABILITY. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        SECTION 10.10 PREFERENCES. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower during the existence of an Event of Default to any portion of the obligations of Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

        SECTION 10.11 WAIVER OF NOTICE. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

        SECTION 10.12 REMEDIES OF BORROWER. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

        SECTION 10.13 EXPENSES; INDEMNITY. (a) Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) except as otherwise provided in this Agreement, the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters reasonably requested by Lender; (v) securing Borrower's compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties (including any fees incurred by Servicer in connection with the transfer of the Loan to a special servicer prior to a Default or Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or Cash Management Account, as applicable.

        (b) Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "INDEMNIFIED LIABILITIES"); provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Lender.

        (c) Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.

        SECTION 10.14 SCHEDULES INCORPORATED. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

        SECTION 10.15 OFFSETS, COUNTERCLAIMS AND DEFENSES. Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

        SECTION 10.16 NO JOINT VENTURE OR PARTNERSHIP; NO THIRD PARTY BENEFICIARIES. (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.

        (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

        SECTION 10.17 PUBLICITY. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender, JPM, or any of their Affiliates shall be subject to the prior written approval of Lender.

        SECTION 10.18 CROSS-DEFAULT; CROSS-COLLATERALIZATION; WAIVER OF MARSHALLING .OF ASSETS (a) Borrower acknowledges that Lender has made the Loan to Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of each Individual Property taken separately. Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Agreement shall constitute an Event of Default under each Mortgage; (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note; and (iv) such cross-collateralization shall in no event be deemed to constitute a fraudulent conveyance.

        (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower's partners and others with interests in Borrower, and of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure Borrower does hereby expressly consents to and authorizes, at the option of Lender, the foreclosure and sale either separately or together of any combination of the Properties.

        SECTION 10.19 WAIVER OF COUNTERCLAIM. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.

        SECTION 10.20 CONFLICT; CONSTRUCTION OF DOCUMENTS; RELIANCE. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

        SECTION 10.21 BROKERS AND FINANCIAL ADVISORS. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than NorthMarq Capital. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including Lender's reasonable attorneys' fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this SECTION 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

        SECTION 10.22 PRIOR AGREEMENTS. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements or understandings among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of such prior agreement do not survive execution of this Agreement.

        SECTION 10.23    TRANSFER OF LOAN

        . In the event that Lender transfers the Loan, Borrower shall continue to make payments at the place set forth in the Note (and its obligation to make such payments shall be deemed satisfied upon the making of such payments) until such time that Borrower is notified in writing by Lender that payments are to be made at another place.

        SECTION 10.24 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one (1) Person the obligations and liabilities of each Person shall be joint and several.

          (THE BALANCE OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.)

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                                    BORROWER:

                                    BEHRINGER HARVARD WESTERN PORTFOLIO LP, a
                                    Delaware limited partnership

                                    By:  Behringer Harvard Western Portfolio
                                         GP, LLC, a Delaware limited liability
                                         company


                                         By: ________________________
                                              Gerald J. Reihsen, III
                                              Secretary


                                    LENDER:

                                    JPMORGAN CHASE BANK, N.A., a banking
                                    association chartered under the laws of the United States of America



                                    By:____________________________________
                                       Name:
                                       Title:

                                   SCHEDULE I

                        PROPERTIES ALLOCATED LOAN AMOUNTS


       ------------------------------------------ ---------------------

                     INDIVIDUAL PROPERTY             RELEASE AMOUNT
       ------------------------------------------ ---------------------

           Southwest Center                         $15,375,000
           Tigard, Oregon
       ------------------------------------------ ---------------------

           Gateway 12                               $5,875,000
           Diamond Bar, California
       ------------------------------------------ ---------------------

           Gateway 22                               $9,750,000
           Diamond Bar, California
       ------------------------------------------ ---------------------

           Gateway 23                               $13,000,000
           Diamond Bar, California
       ------------------------------------------ ---------------------

           Alliance Data Systems Building           $26,750,000
           Dallas, Texas
       ------------------------------------------ ---------------------



                                    SCH. I-1

                                   SCHEDULE II

                                    RENT ROLL











                                   SCH. II-1

                                            SCHEDULE III

                            (REQUIRED REPAIRS--DEADLINES FOR COMPLETION)


----------------------------------- ------------- --------------- ---------------- -----------------

                                                                                   REPAIR DEADLINE
                 ITEM                  QUANTITY      UNIT COST     IMMEDIATE COST   FOR COMPLETION
----------------------------------- ------------- --------------- ---------------- -----------------

   Re-stripe main drives of              N/A             N/A             N/A           10/31/05
   parking lot at Alliance Data
   Systems Property
----------------------------------- ------------- --------------- ---------------- -----------------

   Recondition diesel generators         N/A             N/A             N/A           10/31/05
   at Alliance Data Systems
   Property
----------------------------------- ------------- --------------- ---------------- -----------------







                                             SCH. III-1

                                   SCHEDULE IV

                       (ORGANIZATIONAL CHART OF BORROWER)










                                   SCH. IV-1

                                   SCHEDULE V

                         (EXCEPTIONS TO REPRESENTATIONS)

                                     [None]












                                    SCH. V-1